SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                   FORM SB-2/A

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                (Amendment No. 1)


                                PHOTOMATICA, INC.
                 (Name of small business issuer in its charter)


           Nevada                       7330                    20-4412118
(State or Other Jurisdiction      (Primary Standard            (IRS Employer
       of Organization        Industrial Classification      Identification #)
                                        Code)

            PHOTOMATICA, INC.             STATE AGENT & TRANSFER SYNDICATE, INC.
         112 North Curry Street,                   112 North Curry Street,
        Carson City, NV 89703-4934               Carson City, NV 89703-4934
              (775) 321-8243                           (775) 882-1013
 (Address and telephone of registrant's   (Name, address and telephone number of
            executive office)                        agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE XX OF THIS PROSPECTUS.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

       Securities to be     Amount To Be     Offering Price       Aggregate        Registration
           Registered         Registered      Per Share[1]      Offering Price        Fee[3]

Common Stock by Selling       3,200,000          $ 0.25         $ 800,000[2]         $ 85.60
Shareholders


[1] The offering price has been arbitrarily determined by the selling shareholders and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Photomatica will not receive any of the proceeds from the sale of common stock by the selling security shareholders.

[3] Estimated solely for the purpose of calculating the registration fee based on Rule 457 (c). Whereas all the securities are being offered by existing security holders and if the security holders offer, if any, securities to the general public, the registration fee is to be calculated upon the basis of the proposed offering price to the general public.



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                   PROSPECTUS

                                PHOTOMATICA, INC.

                             SHARES OF COMMON STOCK
     3,200,000 SHARES OF COMMON STOCK BEING SOLD BY SELLING SECURITY HOLDERS

     Prior to this offering, there has been no public trading market for the common stock of Photomatica, Inc. ("Photomatica"). Photomatica's common stock is not presently traded on any market or securities exchange. Photomatica is registering 3,200,000 shares of common stock on behalf of certain selling shareholders, as named under "Selling Security Holders" within this Registration Statement. The selling security holders are selling all of the shares. The offering price for the shares will be $.25 per share until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange.

     The selling securities holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. Photomatica does not receive any proceeds from the sale of any of the shares held by the selling shareholders.

     The securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

     The offering will conclude when all 3,200,000 shares of common stock registered in this statement have been sold, or when Photomatica decides to terminate the registration of these shares.

     The date of this prospectus is November 13, 2006

INVESTING IN THE COMPANY'S COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE XX.

PRIOR TO THIS OFFERING, THERE HAS BEEN NO PUBLIC TRADING MARKET FOR THE COMMON STOCK. PHOTOMATICA'S COMMON STOCK IS PRESENTLY NOT TRADED ON ANY MARKET OR SECURITIES EXCHANGE.

                     PLEASE READ THIS PROSPECTUS CAREFULLY.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS
                                                                        Page No.
Part I
Summary of our Prospectus
The Offering
Summary of Financial Information
Risk Factors
Forward Looking Statements
Available Information
Use of Proceeds
Determination of the Offering Price
Selling Security Holders
Plan of Distribution; Terms of the Offering
Legal Proceedings
Management
Executive Compensation
Principal Stockholders
Description of Securities
Description of Business
Management's Discussion and Analysis of our Financial Condition and the Results of our Operations
Description of Property
Certain Transactions
Litigation
Experts
Financial Statements
Part II: Information not Required in this Prospectus Statements
Exhibits
Undertakings
Signatures




                      DEALER PROSPECTUS DELIVERY OBLIGATION

"Until ____________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions."

                            SUMMARY OF OUR PROSPECTUS

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

SUMMARY INFORMATION ABOUT PHOTOMATICA, INC.

Photomatica, Inc. ("Photomatica," "the company," or "we,") was incorporated in the State of Nevada as a for-profit company on February 22, 2006 and established a fiscal year end of April 30. We are a development-stage company organized to enter into the stock photographic image sales industry with proprietary online digital image transaction software we intend to provide. The company has created a website branded "Photomatica" (www.photomatica.com) where its digital image transaction software will be available for use by photographers and potential customers. The company expects to provide low cost, original photographic content to both low end and high end users of stock photographic images, such as newsletter and magazine publishers and website designers.

Unlike established stock image houses, Photomatica will not purchase large portfolios of stock images from a select group of established photographers. Instead, photographers affiliated with Photomatica will maintain ownership of their stock images. Photomatica will generate revenue by charging affiliate photographers a modest commission on the images they sell through our website. Photomatica's online transaction services will compete with traditional stock image agencies, by providing photographers, illustrators, graphic designers, animators, cinematographers and other visual artists a low cost, online venue to sell their work to users of stock photographic images.

Our business office is located at 112 North Curry Street, Carson City NV 89703-4934 and our telephone number is (775) 321-8243, fax (604) 777-6912. Our
United States and registered statutory office is located at 112 North Curry Street, Carson City NV 89703-4934, telephone number (775) 882-1013.


As of July 31, 2006, the end of the most recent fiscal quarter, Photomatica had raised $23,000 through the sale of its common stock. There is $13,988 of cash on hand in the corporate bank account. The company currently has no outstanding liabilitiesThe company anticipates incurring costs associated with this offering totaling approximately $4,498. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the company filed with this prospectus.

SUMMARY OF THE OFFERING BY THE SELLING SECURITY HOLDERS

Certain selling security holders, as named under "Selling Security Holders" within this Registration Statement, may endeavor to sell their shares of common stock after this registration becomes effective. The percentage of total outstanding common stock being offered by these selling shareholders is approximately 31.4%. The price at which the selling security holders offer their shares is a fixed price of $0.25 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. Photomatica will not receive any proceeds from the sale of the common stock by the selling security holders.


================================================================================
Securities being offered by the     Up to 3,200,000 common shares are being
Selling Security Holders,           offered by certain selling shareholders.
common stock, par value $0.001
================================================================================
Offering price per share by the     A price, if and when the selling security
Selling Security Holders            holders sell the shares of common stock, is
                                    set at $0.25. However, the selling security
                                    holders will be responsible to determine if
                                    and when they sell their shares.
================================================================================
Number of shares outstanding        10,200,000 common shares are currently
before the offering of common       issued and outstanding. 3,200,000 of the
shares                              issued and outstanding shares are being
                                    offered for sale under this prospectus by
                                    certain selling security holders.
================================================================================
Minimum number of shares to be      None.
sold in this offering
================================================================================
Market for the common shares        There is no public market for the common
                                    shares. The price per share is $0.25. In addition, the offering price for the shares will remain $0.25 per share until such a time the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices, only after the shares are quoted on either the OTC Bulletin
                                    Board or an exchange.

                                    Photomatica may not be able to meet the
                                    requirement for a public listing or
                                    quotation of its common stock. Further, even
                                    if Photomatica's common stock is quoted or
                                    granted listing, a market for the common
                                    shares may not develop. If a market
                                    develops, the price of the shares in the
                                    market may not be greater than or equal to
                                    the price per share that investors in this
                                    offering pay; in fact, the price of our
                                    shares in any market that may develop could
                                    be significantly lower.
================================================================================
Use of proceeds                     Photomatica will not receive
                                    any proceeds from the sale of the common
                                    stock by the selling security holders. The
                                    expenses of this offering, including the
                                    preparation of this prospectus and the
                                    filing of this registration statement,
                                    estimated at $4,498, are being paid for by
                                    Photomatica.
================================================================================
Termination of the offering         The offering will conclude when all of the
                                    3,200,000 shares of common stock have been
                                    sold, or 90 days after this registration
                                    statement becomes effective with the
                                    Securities and Exchange Commssion.
                                    Photomatica at its discretion may extend the
                                    offering for an additional 90 days.
================================================================================
Terms of the offering               The selling security holders will determine
                                    when and how they will sell the common stock
                                    offered in this prospectus.
================================================================================

You should rely only upon the information contained in this prospectus. Photomatica has not authorized anyone to provide you with information different from that which is contained in this prospectus. The selling security holders are offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

                        SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

=============================================================================

            BALANCE SHEET                     AS OF OCTOBER 31, 2006
=============================================================================
Total Assets                                          $13,988
=============================================================================
Total Liabilities                                       $0
=============================================================================
Shareholder's Equity                                  $13,988
=============================================================================

            OPERATING DATA                 FEBRUARY 22, 2006 (INCEPTION)
                                             THROUGH OCTOBER 31, 2006
=============================================================================
Revenue                                                $0.00
=============================================================================
Net Loss                                             ($9,012)
=============================================================================
Net Loss Per Share                                    ($0.00)
=============================================================================


As shown in the financial statements accompanying this prospectus, Photomatica has had no revenues to date and has incurred only losses since its inception. The company has had no operations and has been issued a "going concern" opinion from their accountants, based upon the company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                                  RISK FACTORS

Our company is subject to those financial risks generally associated with development stage companies.

Since we have sustained losses since inception, we will require financing to fund our development activities and to support our operations. However, we may be unable to obtain such financing. We are also subject to risks factors specific to our business strategy and industry. Rapid changes in technology, customer demands and industry standards associated with the Internet marketplace (e-commerce) may require us to introduce new products and services on a continual and timely basis before profitable operations can be attained. We may be unable to introduce new products and services on a timely basis. Moreover, there is no guarantee that any such products will allow us to achieve profitable operations in the future. Photomatica considers the following to be the most substantial risks to an investor regarding this offering. Photomatica should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN

THERE IS SUBSTANTIAL DOUBT ABOUT PHOTOMATICA'S ABILITY TO CONTINUE AS A GOING CONCERN.


Our auditor's report on our July 31, 2006 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be unwilling or unable to loan or advance additional capital to Photomatica, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies. See "July 31, 2006 Audited Financial Statements - Auditors Report."

As the company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION

SINCE THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, WE MAY NEVER ACHIEVE PROFITABILITY.

The company anticipates increases in its operating expenses, without realizing any revenues from its services. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) procuring our online stock image transaction software, (ii) initiating the company's sales and marketing capabilities (iii) hiring staff and (iv) other general corporate and working capital purposes.

The company intends to hire a third party independent software developer to provide the company with the correct mix of packaged and custom software to meet the company's business requirements. The company anticipates that the majority of the software used in our e-commerce systems can be purchased from third party providers and very little custom software development will be required. The first stage of the company's software procurement includes purchasing core database functionality (estimated to cost $5,000), a search engine license (estimated to cost $5,000), and image processing functionality (estimated to cost $4,000).

The first stage of our sales and marketing plan involves launching the company's website (estimated to cost $4,000) and soliciting stock images from a large number of photographers (estimated to cost $8,000) by maintaining display booths at the major photographic association conventions and trade shows.

The company will incur significant financial losses in the foreseeable future for the procurement of image processing and e-commerce transaction software and the solicitation of a large number of stock photographic images. There is no history upon which to base any assumption as to the likelihood that the company will prove successful. We cannot provide investors with any assurance that our online transaction services will attract customers from established stock photographic image houses, generate any operating revenue, or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

IF WE DO NOT OBTAIN ADDEQUATE FINANCING, OUR BUSINESS WILL FAIL, WHICH WILL RESULT IN THE COMPLETE LOSS OF YOUR INVESTMENT.

Our current operating funds are adequate for corporate existence over the next twelve months. Photomatica's cash balance, as of October 31, 2006, is $13,988. The company anticipates its monthly expenses will be approximately $1,000. Besides its corporate existence, Photomatica will require additional financing in order to implement its business plans and business strategy.

The company's president has indicated that he will provide the company with finances through non interest bearing loans as required over the next 12 months to maintain its corporate existence and become and remain a reporting issuer. The company intends to raise additional capital through private placements once it gains a listing on a recognized exchange. We require significant capital over the next twelve months, to develop the core functionality of our image transaction software, solicit a large inventory of stock images from a significant number of affiliated photographers and finance our sales and marketing initiatives. We will require additional funds to establish our website and build our inventory of stock images by soliciting stock images from photographers throughout North America. If we are not successful in earning revenues once we have established our initial transaction services and commenced business operations, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. Obtaining additional financing would be subject to a number of factors, including the company's ability to subscribe a large number contributing photographers and attract purchasers of stock photographic images from the customer base of established stock image houses. These factors may have an effect on the timing, amount, terms, or conditions of additional financing, and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the company will obtain access to capital markets in the future, or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the company to gain access to capital markets, or obtain acceptable financing, could have a material adverse effect upon the results of its operations and upon its financial conditions.

RISKS RELATED TO THIS OFFERING

INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.


A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

INVESTORS WILL PAY MORE FOR PHOTOMATICA'S COMMON STOCK THAN THE PRO RATA PORTION OF OUR ASSETS ARE WORTH; AS A RESULT, INVESTING IN OUR COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS.

The offering price and other terms and conditions regarding the company's shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, since the company has recently formed and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings. No investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.25 per common share as determined herein, is substantially higher than the net tangible book value per share of Photomatica's common stock. Photomatica's assets do not substantiate a share price of $0.25 per share. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the company obtaining a listing on any exchange, or becoming quoted on the OTC Bulletin Board.

SINCE THE COMPANY HAS 75,000,000 AUTHORIZED SHARES, THE COMPANY'S MANAGEMENT COULD ISSUE ADDITIONAL SHARES, DILLUTING THE COMPANY'S CURRENT SHARE HOLDERS' EQUITY.

The company has 75,000,000 authorized shares, of which only 10,200,000 are currently issued and outstanding and will be issued and outstanding after this offering terminates. The company's management could, without the consent of the company's existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the company's current shareholders. Additionally, large share issuances by the company would generally have a negative impact on the company's share price. It is possible that, due to additional share issuance, you could loose a substantial amount, or all, of your investment.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation, growth and expansion of our business.

SECURITIES MARKET FACTORS.

There is currently no traded public market for the company's common stock. There are no assurances that any public market will be established or maintained for the company's stock. As a result, the offering price and other terms and conditions relative to the company's shares have been arbitrarily determined by the company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

AS WE MAY BE UNABLE CREATE OR SUSTAIN A MARKET FOR THE COMPANY'S SHARES, THEY MAY BE EXTREMELY ILLIQUID.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility.

The company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC). Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the company's stock. Despite the company's best efforts, the company may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The company may consider pursuing a listing on the OTCBB after this registration becomes effective and the selling shareholders have completed their offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERLY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY'S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR COMPANY'S SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 68.6% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT HIS DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The company's sole officer and director owns 68.6% of the outstanding shares and will own 68.6% after this offering is completed by the selling shareholders. As a result, he will be able to choose all of our directors and control the direction of the company. The company's sole officer and director's interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the company.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company, including purchasers of the offered shares, have that the company's sole officer and director will not abuse his discretion in executing the company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

THE COMPANY CANNOT PROVIDE ANY GUIDANCE AS TO THE FEDERAL TAX IMPLICATIONS OR CONSEQUENCES OF THE PURCHASE OR SALE OF THESE SHARES.

Neither the company nor the selling shareholders have obtained a ruling from the Internal Revenue Service, or the opinion of counsel, with respect to the federal income tax consequences of this offering. Consequently, purchasers of the offered shares must evaluate for themselves the income tax implications that result from their purchase and possible subsequent sale of the offered shares.

RISKS RELATED TO INVESTING IN OUR COMPANY

AS THE COMPANY'S SOLE OFFICER AND DIRECTOR HAS OTHER OUTSIDE BUSINESS ACTIVITIES, HE MAY NOT BE IN A POSITION TO DEVOTE A MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERUPTIONS OR BUSINESS FAILURE.

Mr. Kardos, our sole officer and director, has other outside business activities and currently devotes approximately 5-10 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr. Kardos, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the company's business. However, he may not be able to devote sufficient time to the management of the company's business, which may result in periodic interruptions in implementing the company's plans in a timely manner. Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY, WHICH COULD ADVERSELY AFFECT THE ABILITY OF THE COMPANY TO CONTINUE OPERATIONS.

The company is entirely dependent on the efforts of its sole officer and director. The loss of its sole officer and director, or of other key personnel in the future, could have a material adverse effect on the business and its prospects. The company believes that all commercially reasonable efforts have been made to minimize the risks attendant with the departure by key personnel from service. The company plans to continue these efforts in the future. However, there is no guarantee that replacement personnel, if any, will help the company to operate profitably. The company does not maintain key person life insurance on any of its sole officer and director.

SINCE OUR SOLE OFFICER AND DIRECTOR HAS NO DIRECT EXPERIENCE IN THE STOCK IMAGE SALES INDUSTRY, OR IN OPERATING A WEB BASED BUSINESS, THE COMPANY MAY NEVER BE SUCCESSFUL IN IMPLEMENTING ITS BUSINESS STRATEGY, WHICH WILL RESULT IN THE LOSS OF YOUR INVESTMENT.

Our sole officer and director has no direct experience in the sales and marketing of stock photographic images, and has not operated a web based business. As a result, our management may not be fully aware of many of the specific requirements on operating a web based stock image house. Management's decisions and choices may not account for the purchasing or sales strategies which are commonly deployed in the stock photographic image industry, or in operating online transaction businesses. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in these areas. As a result, we may have to suspend or cease operations, which will result in the loss of your investment.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS.

In the event of the dissolution of the company, the proceeds realized from the liquidation of its assets, if any, will be distributed to the shareholders only after the claims of the company's creditors, if any, are satisfied. In that case, the ability of purchasers of the offered shares to recover all or any portion of his or her purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

COMPENSATION MAY BE PAID TO OUR OFFICERS, DIRECTORS, AND EMPLOYEES REGARDLESS OF THE COMPANY'S PROFITABILITY. SUCH PAYMENTS MAY NEGATIVELY AFFECT OUR CASH FLOW AND THE ABILITY OF THE COMPANY TO FINANCE ITS BUSINESS PLAN, WHICH WOULD CAUSE OUR BUSINESS TO FAIL.

The sole officer and director and any future employees of the company may be entitled to receive compensation, payments and reimbursements regardless of whether the company operates at a profit or a loss. Any compensation received by our sole officer and director, or any other management personnel in the future, will be determined from time to time by the Board of Directors. We expect to reimburse our sole officer and director and any future management personnel for any direct out-of-pocket expenses they incur on behalf of the company.

THERE IS A LIMITATION ON LIABILITY OF THE SOLE OFFICER AND DIRECTOR OF THE COMPANY. INVESTORS IN THIS OFFERING MAY NOT FEEL COMFORTABLE INVESTING IN A COMPANY WHOSE SOLE OFFICER AND DIRECTOR HAS LIMITED OR NO LIABILITY TO ITS SHAREHOLDERS FOR DAMAGES.

The Articles of Incorporation of the company include a provision eliminating or limiting the personal liability of the company's sole officer and director and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the officer and director may have no liability to the shareholders for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, fraud or a knowing violation of law or results in unlawful distributions to the shareholders.

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY

SINCE WE ARE A NEW COMPANY AND LACK AN OPERATING HISTORY, WE FACE A HIGH RISK OF BUSINESS FAILURE, WHICH MAY RESULT IN THE LOSS OF YOUR INVESTMENT.

Photomatica is a development stage company formed recently to carry out the activities described in this prospectus and thus has only a limited operating history upon which an evaluation of its prospects can be made. We were incorporated on February 22, 2006 and to date have been involved primarily in organizational activities, software evaluation and market research; we have transacted no business operations. Thus, there is no internal or industry-based historical financial data, for any significant period of time, upon which to estimate the company's planned operating expenses.

The company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of factors. These include, among other factors, the entry of new competitors into the stock image online sales industry, the introduction and acceptance of new or enhanced products or services by the company or its competitors, our ability to anticipate and effectively adapt to developing markets and rapidly changing internet technologies, our ability to attract, retain, and motivate qualified personnel, the initiation, renewal, or expiration of affiliated photographers, pricing changes by the company or its competitors, specific economic conditions and general economic conditions. Accordingly, our future sales and operating results are difficult to forecast.

The company's anticipated expenses are relatively fixed in the short term and we expect that they will be partially offset by our future revenues. The company may not be able to adjust spending in a timely manner to compensate for any unexpected revenue shortfall. Accordingly, any significant shortfall in relation to its expectations would have an immediate adverse impact upon the company's business, financial condition, and the results of its operations. In addition, the company may decide from time to time to make certain pricing, service or marketing decisions or acquisitions that could have a short-term material adverse effect on its business, financial condition or the results of its operations, and may not result in the long-term benefits intended. Due to all of the foregoing factors, it is probable that in some future period the company's operating results may be less than the expectations of public market analyses and investors. In such event, the price of the company's securities, including its common stock, would probably be materially adversely affected.
As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which will result in the complete loss of your investment.

ABILITY OF THE COMPANY TO IMPLEMENT ITS BUSINESS STRATEGY.

Although the company intends to pursue a strategy of aggressively marketing our stock image products and online transaction services, implementation of this strategy will depend in upon a number of factors. These include our ability to establish a significant base of affiliated photographers and customers, maintain favorable relationships with photographers and customers, effectively design acceptable products and services for its photographers and customers, obtain adequate financing on favorable terms in order to fund its business, maintain appropriate procedures, policies and systems, hire, train and retain skilled employees, and to continue to operate within an environment of increasing competition. The inability of the company to obtain or maintain any or all of these factors could impair our ability to implement our business strategy successfully, which could have a material adverse effect on the results of its operations and its financial condition.

DUE TO THE COMPANY'S DEPENDENCE ON COMPUTER AND TELECOMMUNICATIONS INFRASTRUCTURE AND COMPUTER SOFTWARE, ANY SYSTEMS DISRUPTIONS OR OPERATING MALFUNCTIONS WOULD AFFECT THE COMPANY'S COSTS OF DOING BUSINESS AND COULD CAUSE OUR BUSINESS TO FAIL.

The company's website is central to its business operations and sales and marketing process. For example, we will rely upon the internet to contact prospective affiliates, process, upload and catalog their digital photographic images, display our images to prospective customer and to transact the purchase of, and payment for, our stock images online. The company's success will be dependent in large part on computer systems that deliver its content and the networks that connect those computer systems, especially the e-commerce connections that allow the company to collect revenues for the services it provides. Moreover, computer and telecommunication technologies are evolving rapidly and are characterized by short product lifecycles, which may require the company to anticipate technological developments. There can be no assurance that the company will be successful in anticipating, managing, or adopting such technological changes on a timely basis or that it will have the resources available to invest in new technologies. In addition, the company's business is highly dependent on its computer and telecommunications equipment and software systems, the temporary or permanent loss of which, resulting from physical damage or operating malfunction, could have a material adverse effect on the its business. Operating malfunctions in the software systems of financial institutions, market makers and other parties may also have an adverse affect on the operations of the company.

AS THE COMPANY'S PRODUCT WILL BE MARKETED THROUGH THE INTERNET, OUR BUSINESS SUCCESS WILL BE SUBSTANTIALLY DEPENDANT ON THE CONTINUED GROWTH AND USE OF THE INTERNET, THE STABILITY OF THE INTERNET INFRASTRUCTURE, AND THE COMPANY'S ABILITY TO ADOPT AND MANAGE INTERNET BASED TECHNOLOGICAL CHANGES.

The market for internet products and services is characterized by rapid technological developments, evolving industry standards and customer demands and frequent new product introductions and enhancements. For example, to the extent that higher bandwidth internet access becomes more widely available through cable modems or other technologies, the company may be required to make significant changes to the design and content of its online products and services to compete effectively. Failure of the company to adapt to these or any other technological developments effectively could adversely affect its business, operating results, and financial condition. Increasing the size of the company's user base is critical to increasing revenues. If the company cannot increase the size of its user base, it may not be able to generate additional revenues, which could leave it unable to maintain or increase its business. To increase its user base, the company must (i) continuously update its content,
(ii) increase brand recognition through advertising and syndication, (iii) enhance its technology to improve the functionality of its website and (iv) offer attractive opportunities to electronic commerce sponsors and users. If the company does not achieve these objectives to increase its user base, its business could be harmed.

THE COMPANY WOULD BE DETRIMENTALLY HARMED TO THE POINT OF BEING UNABLE TO CONTINUE DOING BUSINESS IF LITIGATION OVER COPYRIGHT INFRINGEMENT OR PROPERTY RIGHTS WERE INITIATED ON ITS OWN ACCOUNT OR IN RESPONSE TO THE CLAIMS OF OTHERS.

There has been substantial litigation in both the computer and the publishing industries regarding intellectual property rights. The company may not be able to ensure that photographic images posted for sale on our website are genuinely the property of the posting photographers. Third parties may, in the future, dispute the ownership of images posted on our website. Third parties may claim infringement by the company with respect to current or future photographic content, online services, trademarks or other proprietary rights. The company may be forced to counterclaim against any such parties in such claims. There is also no assurance that the company will not be forced to initiate costly and time-consuming litigation against third parties in order to protect against the infringement or misappropriation of the company's intellectual property rights. Any such claims or counterclaims could be time-consuming, result in costly litigation, delay product releases, require the company to redesign or reproduce its products or require the company to enter into royalty or licensing agreements, any of which could have a material adverse effect upon its business, operating results and financial condition. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the company, or at all.

THERE IS NO GUARANTEE THAT THERE WILL BE ANY SIGNIFICANT MARKET ACCEPTANCE FOR THE COMPANY'S PRINCIPAL CONTENT OR SERVICES.

The strategy of the company for growth is substantially dependent upon its ability to affiliate a large number of contributing photographers, develop a large inventory of stock images and market its content and services successfully to prospective customers. There can be no assurance that its online image processing and transaction services will achieve significant acceptance among the photographic community, or that its photographic content and services will achieve significant market acceptance among publishers and other traditional purchasers of stock photographic images. Such acceptance, if achieved, may not be sustained for any significant period of time. There is no guarantee that any substitute services or products we develop will be sufficient to permit the company to recover our associated costs. Failure of the products of the company to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.


INTERNET MARKETING METHODS ARE SUBJECT TO RAPID CHANGE AND THERE IS NO ASSURANCE THAT THE COMPANY WILL BE ABLE KEEP PACE WITH THE RATE OF CHANGE.

The internet has changed marketing patterns in a wide variety of industries. The significance of personal computer usage may lead to entirely new methods of marketing and sales of services and products. The company may not be able to keep pace with the rate of change in its markets brought about by the internet and may invest in internet-based projects that future changes may render obsolete.

THE COMPANY'S BUSINESS MAY BE NEGATIVELY AFFECTED BY THE COMPANY'S INABILITY TO CONTROL UPLOADED CONTENT.

The company is not currently subject to direct regulation by any government agency in the United States, other than regulations applicable to businesses generally and there are currently few laws or regulations directly applicable to commerce on the internet. Due to the increasing popularity and use of the internet, it is possible that a number of laws and regulations may be adopted with respect to the internet, relating to issues such as user privacy, pricing, characteristics and quality of products and services. For example, the company may be subject to the provisions of the recently enacted Communications Decency Act (the "CDA") should the company fail to assure that the content uploaded to our website meets the decency standards established by this statute. The constitutionality of the CDA, the manner in which the CDA will be interpreted and enforced and its effect on operations cannot be determined at this time. However, it is possible that the CDA could expose the company to substantial liability. The CDA could also reduce the growth in use of the internet generally and decrease the acceptance of the internet as a communications and commercial medium and could, thereby, have a material adverse effect on our business, the results of our operations, and our financial condition. A number of other countries also have enacted, or may enact, laws that regulate internet content. Other nations, including Germany, have taken actions to restrict the distribution of material deemed to be objectionable on the internet and the European Union has recently adopted privacy and copyright directives that may impose additional burdens and costs on the company's international operations.

THE COMPANY CANNOT OFFER ANY ASSURANCES THAT IT WILL RECEIVE SIGNIFICANT REVENUES OR CAN ACHIEVE OPERATING PROFITS. IF THE COMPANY CANNOT MAKE A PROFIT, SHAREHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT.

The company may be unable to develop consistent revenues or its operations may fail to profit.

THERE IS A RISK THE COMPANY COULD LOSE ITS ABILITY TO CONTINUE ITS CONTENT AND SERVICES OR DISCONTINUE OPERATIONS IF IT EXPERIENCES UNINSURED LOSSES OR AN ACT OF GOD.

The company may, but is not required to, obtain comprehensive liability and other business insurance of the types customarily maintained by similar businesses. There are certain types of extraordinary occurrences, however, which may be either uninsurable or not economically insurable. For example, in the event of a major earthquake or other natural disaster, the company's internet content delivery infrastructure could be rendered inoperable for protracted periods of time, which would adversely affect its financial condition. In the event of a war, terrorist attack or other major civil disturbance, the company's operations could be adversely affected. Should such an uninsured loss occur, the company could lose significant revenues and financial opportunities in amounts that would not be partially or fully compensated by insurance proceeds.

THE COMPANY'S ENTIRE BUSINESS STRATEGY IS DEPENDENT ON THE SALE OF ITS PHOTOGRAPHIC CONTENT AND THE DEVELOPMENT OF NEW CONTENT. IF THE COMPANY IS UNABLE TO ACHIEVE ITS SALES ESTIMATES IT MAY FAIL AND SHAREHOLDERS MAY LOSE THEIR INVESTMENT.

The strategy of the company for growth may be substantially dependent upon its ability to market and distribute content successfully and may require it to introduce successful new products and services. Other companies, including those with substantially greater financial, marketing and sales resources, compete with the company. There can be no assurance that the company will be able to market and distribute its products and services on acceptable terms, or at all. There can be no assurance that the company will be able to develop new products and services that will be commercially successful. Failure to market its products and services successfully, or develop, introduce and market new products and services successfully, could have a material adverse effect on the company's business, financial condition, or results of operations.

THE COMPANY IS DEPENDANT ON THIRD-PARTY PROVIDERS FOR CERTAIN SERVICES AND MAY NOT BE ABLE TO CONTINUE OPERATIONS IF THERE IS A DISRUPTION IN THE SUPPLY OF SUCH SERVICES, OR IF THEIR SERVICES ARE OF POOR QUALITY.

The company will depend upon third party independent photographers to supply our inventory of photographic content. Further, we plan on retaining independent contractors to provide essential services to the company. For example, we plan to retain third party independent software developers to provide our online image processing and e-commerce transaction systems. The company also anticipates hiring contractors to build its website. Such third party suppliers and contractors have no fiduciary duty to the shareholders of the company and may not perform as expected. Inasmuch as the capacity for certain services by certain third parties may be limited, the inability of those third parties, for economic or other reasons, to provide adequate services could have a material adverse effect upon the results of our operations and financial condition.

THE COMPANY MAY NOT BE ABLE TO MARKET ITS PRODUCTS VIA THE INTERNET AND MAY LOSE MARKET SHARE AS A RESULT.

The internet has changed traditional marketing patterns in a wide variety of industries. The significance of personal computer usage may lead to entirely new methods of marketing and sales of services and products. The company may not be able to keep pace with the rate of change in its markets brought about by the internet and may need to move towards traditional non-electronic sales, marketing and distribution schemes which could adversely affect the companies ability to meet its business objectives.

RISKS RELATED TO INVESTING IN OUR INDUSTRY

AS THE COMPANY'S PRODUCTS ARE INTENDED FOR USE IN THE PRINTING, PUBLISHING AND E-PUBLISHING INDUSTRIES, A DOWNTURN IN THESE INDUSTRIES WOULD REDUCE THE DEMAND FOR OUR SERVICES AND PRODUCTS AND COULD MAKE OUR BUSINESS UNPROFITABLE.

In addition to traditional purchasers of stock photographic images, such as publishers of print media, the company has identified a growing market among electronic publications, such as online newsletters, for its low cost digital photographic content. Many factors could lead to a downturn in the e-publishing industry, such as the risk of additional government regulation of the internet discussed above. Any such industry downturns would restrict our target market and adversely affect the company's ability to conduct its business and achieve profitability.

THE COMPANY'S BUSINESS STRATEGY ANTICIPATES INTERNATIONAL SALES. THERE IS SIGNIFICANT RISK ASSOCIATED WITH DOING BUSINESS IN INTERNATIONAL MARKETS AND THE COMPANY MAY FAIL TO MEET SALES LEVELS REQUIRED IN ORDER TO REMAIN IN BUSINESS.

An aspect of the company's strategy is to promote and commercially exploit its content and services in international markets. There is no assurance that the company will be able to market and operate its content and services in foreign markets successfully. In addition to the uncertainty as to the company's ability to generate revenues from foreign operations and create an international presence, there are certain risks inherent in doing business internationally, such as unexpected changes in regulatory requirements, export restrictions, trade barriers, difficulties in staffing and managing foreign operations, longer payment cycles, problems in collecting accounts receivable, political instability, fluctuations in currency exchange rates, seasonal reductions in business activity in certain parts of the world and potentially adverse tax consequences which could adversely impact the success of the company's international operations. There can be no assurance that one or more of such factors will not have a material adverse effect on the company's potential future international operations and, consequently, on the company's business, operating results and financial condition.

GENERAL COMPETITION.

The company has identified a market opportunity for low cost stock digital images produced by amateur and less established professional photographers and sold over the internet. Our business model is novel in that we will allow contributing photographers to retain ownership of their images. Competitors may enter this segment of the stock image sales industry with superior transaction software and services, thus rendering our services and products obsolete and nullifying our competitive advantage. There may be companies in certain vertical markets, such as such a traditional stock image houses, that are better financed and have long standing business relationships with photographers and publishers, our primary potential customers. For example, Getty One has a user friendly website where its large inventory of stock photographic images may be previewed and purchased by prospective customers. There can be no guarantee that such pre-existing companies will not mimic Photomatica's unique business model and transaction services, allowing less established photographers a venue for their work and providing low cost images to our prospective customers in the publishing business. This would infringe on our client and customer base and have an adverse affect upon our business and the results of our operations.

An example of such competitive developments is the recent emergence of so-called "micro stock" photography houses. Microstock photography is an offshoot of traditional (macro) stock photography. What defines a company as a microstock photography company is that they (1) source their images almost exclusively via the internet, (2) do so from a wider range of photographers than the traditional stock agencies (including a willingness to accept images from "amateurs" and hobbyists) and (3) sell their images at a very low rate (anywhere from $.20 - $10) for a royalty-free image. The pioneer of microstock photography was Bruce Livingston when he created iStockphoto, originally a free stock photo site that quickly became an industry phenomenon. Many newer companies have attempted to duplicate iStockphoto's business model ShutterStock, Fotolia, BigStockPhoto and Dreamstime are among the competitors to iStockphoto, all with hundreds of thousands of photos available for download.

OTHER TECHNOLOGICAL FACTORS.

The market for stock photographic images sold over the internet is characterized by rapidly changing technology that could result in the obsolescence, or short life cycle, of our e-commerce services. These market characteristics are exacerbated by the emerging nature online transaction technology and the fact that in the near future many companies are expected to introduce stock image products and services similar to those offered by the company. Similarly, web based businesses are characterized by continuous development and introduction of new services and technologies to replace outdated services and technologies. Accordingly, the ability of the company to compete in this industry will depend upon its ability to continually enhance and improve its services, and to provide new and innovative services. There can be no assurance that competitors will not develop services or technologies that render those of the company obsolete or less marketable. In addition, there can be no assurance that the company's services will prove to be sufficiently robust in wide spread commercial application.

                           FORWARD LOOKING STATEMENTS

This prospectus contains certain statements that constitute "forward-looking statements", within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into the stock photography and e-commerce sales industry. Forward-looking statements are often identified by words like: "believe," "expect," "estimate," "anticipate," "intend," "project" and similar expressions, or words which, by their nature, refer to future events. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, developments opportunities or projects, the expected timing of transactions or other expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be deemed "forward-looking statements". Forward-looking statements are based upon expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those Photomatica anticipates.

The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operation" and "Description of Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no material adverse competitive or regulatory changes in the conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized.

In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of developing and maintaining our stock photography systems and services or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                              AVAILABLE INFORMATION

Photomatica filed a registration statement on Form SB-2 with the Securities and Exchange Commission, under the Securities Act of 1933, covering the securities in this offering. As permitted by rules and regulations of the Commission, this prospectus does not contain all of the information in the registration statement. For further information regarding both Photomatica, Inc. and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which may be inspected without charge at the public reference facilities of the Commission's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained upon request and payment of prescribed fees.

                                 USE OF PROCEEDS

Photomatica, Inc. will not receive any proceeds from the sale of the securities being registered pursuant to this statement on behalf of the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by Photomatica and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.25 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on February 22, 2006. The company's sole officer and director paid $0.001 per share, a difference of $0.249 per share lower than the share price in this offering.

                            SELLING SECURITY HOLDERS

Photomatica is registering, for offer and sale, shares of common stock held by certain selling security holders listed below. The selling security holders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act.

To date, no steps have been taken to list Photomatica's common stock on any public exchange. We intend to apply for listing on a public exchange as soon as meeting listing requirements; however, there is no assurance that Photomatica will be granted a listing. Moreover, even if we are granted a listing for our common stock, the selling shareholders will be limited to selling the shares at $0.25 per share (the set offering price per share pursuant to this prospectus) until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange.

All of the shares registered herein will become tradable on the effective date of this registration statement. The following table sets forth information as of the date of this offering, with respect to the beneficial ownership of our common stock both before and after the offering. The table includes all those who beneficially own any of our outstanding common stock and are selling their shares in the offering. The company is not aware of any selling security holders being a broker-dealer or being affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Alain Kardos, owns 7,000,000 common shares, which are subject to Rule 144 restrictions. There are currently thirty-three (33) shareholders of our common stock.

The percentages determined in these calculations are based upon the 10,200,000 of our common shares issued and outstanding as of the date of this prospectus. The following table shows the number of shares and percentage before and after this offering:


_______________________________________________________________________________________________________________________

NAME AND ADDRESS OF                      OWNERSHIP      %             TOTAL SHARES     TOTAL SHARES AFTER   %
BENEFICIAL OWNERS OF                     BEFORE         BEFORE        OFFERED FOR      OFFERING             OWNED AFTER
COMMON STOCK                             OFFERING       OFFERING      SALE                                  OFFERING
                                                        (1)
_______________________________________________________________________________________________________________________

Alain Kardos                             7,000,000      68.6%         7,000,000        7,000,000            68.6%
_______________________________________________________________________________________________________________________
Peter J. Chalmers                        100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Eric Gamley                              100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Krister Kottmeier                        100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Karl Kottmeier                           100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Zulfikar Mamdami                         100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Shamir Mamdani                           100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Arka Chorbajian                          100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Leigh Anne Sojonky                       100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Rahoul Sharan                            100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Kershaw Enterprises, Inc.                100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Derek Pink                               100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Ivano Veschini                           100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Sohail Pasha Sheikh                      100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Norman Ali                               100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Sandra Collins                           100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Frank Savereux                           100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Bridget Abt                              100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Sunanda Savereux                         100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Christina Fellows                        100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Terry Fellows                            100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Peter Dunfield                           100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Brenda Argut                             100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Ergun Argut                              100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Gurshawan Atwal                          100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Lakhbir Atwal                            100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Tatayana Ribnitska                       100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Ken Babakaiff                            100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Olga Sidorenko                           100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Anthony Collins                          100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Natalia Sidorenko                        100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Ellisia Faedo                            100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________
Tiberio Faedo                            100,000        .98%          100,000          0                    0%
_______________________________________________________________________________________________________________________

(1)      Based on 10,200,000 common shares outstanding prior to the primary offering

            EXCEPT AS PURSUANT TO APPLICABLE COMMUNITY PROPERTY LAWS, THE PERSONS NAMED IN THIS TABLE HAVE SOLE VOTING AND INVESTMENT POWER WITH RESPECT TO ALL SHARES OF COMMON STOCK.

As a group, the 32 selling security holders are hereby registering 3,200,000 common shares. The price per share is $0.25 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange (please see "Plan of Distribution" below).

The shares owned by the selling security holders were acquired in May, June, July and August of 2006. We issued a total of 3,200,000 common shares for consideration of $16,000, which was accounted for as a purchase of common stock.

The shares owned by the selling security holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Photomatica undertakes in Part II of this registration statement to keep this registration statement current during any period in which offers or sales are made pursuant to Rule 415.

In the event the selling security holders receive payment for the sale of their shares, Photomatica will not receive any of the proceeds from such sales. Photomatica is bearing all expenses in connection with the registration of the shares of the selling security holders.

To our knowledge, none of the selling security holders has either (1) had a material relationship with Photomatica, other than as a shareholder as noted above, at any time since inception (February 22, 2006) or (2) ever been an officer or director of Photomatica

                              PLAN OF DISTRIBUTION

The selling security holders are registering 3,200,000 shares of common stock for possible resale at the price of $0.25 per share. The percentage of the total outstanding common stock being offered by the selling shareholders is approximately 31.4% based upon the 10,200,000 common shares that are issued and outstanding as of the date of this prospectus. There is no arrangement to address the possible effect of the offerings on the price of the stock.

Photomatica will not receive any proceeds from the sale of the shares by the selling security holders. The price per share is $0.25 and will remain so unless and until the shares are quoted on the Over-The-Counter (OTC) Bulletin Board or an exchange. The selling security holders may sell at prevailing market prices or privately negotiated prices only after the shares are quoted on either the OTC Bulletin Board or an exchange. However, Photomatica's common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

If and when the common stock is quoted on the OTC Bulletin Board or listed on an exchange, the selling security holders' shares may be sold to purchasers from time to time directly by, and subject to the discretion of, the selling security holders. Further, the selling security holders may occasionally offer their shares for sale through underwriters, dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling security holders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling security holders may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling security holders or by agreement between the selling security holders and any underwriters.

In the event that the selling security holders enter into an agreement, after the effective date of this Registration Statement, to sell their shares through a broker-dealer that acts as an underwriter, Photomatica will file a post-effective amendment to this Registration Statement and to file the agreement as an exhibit to the amended Registration Statement. The amendment will identify the underwriter, provide the required information on the plan of distribution and revise the appropriate disclosures in the Registration Statement.

Any underwriter, dealer, or agent who participates in the distribution of the securities registered in this Registration Statement may be deemed to be an "underwriter" under the Securities Act. Further, any discounts, commissions or concessions received by any such underwriter, dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. If and when a particular offer is made by or on the behalf of the selling security holders, we will prepare a registration statement, including any necessary supplements thereto, setting forth the number of shares of common stock and other securities offered and the terms of the offering, including:

     (a) the name or names of any underwriters, dealers, or agents, the purchase price paid by any underwriters for the shares purchased from the selling security holders, and

     (b) any discounts, commissions and other items constituting compensation from the selling security holders, and

     (c) any discounts, commissions or concessions allowed, realized or paid to dealers, and

     (d)  the proposed selling price to the public.

Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, no person engaged in a distribution of securities on behalf of a selling security holder may simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class during the period of time starting five business days prior to the commencement of such distribution and continuing until the selling security holder, or other person engaged in the distribution, is no longer a participant in the distribution.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in such states only through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which Photomatica has complied.

In addition and without limiting the foregoing, the selling security holders will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Photomatica will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                   MANAGEMENT
OFFICERS AND DIRECTORS

Our sole director serves until his successor is elected and qualified. Our sole officer is elected by the Board of Directors to a term of one (1) year and serves until his successor is duly elected and qualified, or until he is removed from office. The Board of Directors has no nominating or compensation committees. The company's current Audit Committee consists of our sole officer and director.

The name, address, age, and position of our present officer and director is set forth below:

                Name and Address      Age                 Position(s)

Alain Kardos                          58     President, Secretary/Treasurer,
303 - 1050 Bowron Court                      Chief Financial Officer and
North Vancouver, British Columbia            Chairman of the Board of Directors.
Canada V7H 2X6

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

BACKGROUND OF OFFICERS AND DIRECTORS

Mr. Alain Kardos brings extensive experience as a corporate executive and an entrepreneur. Alain has had successful senior executive careers with Nortel and Wang Computers. In the USA he founded Kardos-Long Inc., a sports, promotion and marketing company responsible for promoting America's return to Grand Prix racing.

Already a successful entrepreneur, Alain returned to Canada and from 1998 until 2000 assisted Avcan Corp., a CDNX listed company, develop a US presence.

From January 2000 until January 2001 he was president and CEO of Fibre Crown Manufacturing Inc., a Vancouver based manufacturing company which under his direction became a publicly traded company.

From January 2001 to October 2004, Alain was the President, CEO and Director of Image Innovations Holdings, Inc., a sports and entertainment marketing company focused on branding products licensed by the NFL, NHL, and ABC Sports. Alain's strategic thinking and strong focus on sales and marketing has been invaluable to the development and expansion of Image Innovations Holdings, Inc.

CONFLICTS OF INTEREST

At the present time, the company does not foresee any direct conflict of interest between Mr. Kardos' other business interests and his involvement in Photomatica.

                             EXECUTIVE COMPENSATION
SUMMARY OF COMPENSATION

Photomatica has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time and none will be paid unless and until our operations generate sufficient cash flows.

The following table sets forth the compensation paid by us from inception on February 22, 2006 through July 31, 2006. The compensation addresses all compensation awarded to, earned by, or paid to our named executive officer up to July 31, 2006. This information includes the dollar value of base salaries, bonus awards and number of stock options granted and certain other compensation, if any.



Summary Compensation Table
                                                                      Long-Term Compensation
                                  Annual Compensation                 Awards        Payouts
(a)            (b)        (c)     (d)       (e)            (f)        (g)           (h)        (i)

                                                                      Securities
                                                                      Restricted
                                            Other          Under      Shares or                Other
                                            Annual         Options/   Restricted               Annual
Names Executive                             Compensation   SARs       Share         LTIP       Compensation
Officer and    Year       Salary  Bonus                    Granted    Units         Payouts
Principal      Ended      (US$)   (US$)     (US$)          (#)        (US$)         (US$)      (US$)
Position

Alain Kardos   2006       0       0         0              0          0             0          0
President



We have did not pay any salaries in 2006. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension or profit sharing plans for the benefit of our officers and director other than as described herein.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, Photomatica has not entered into an employment agreement with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director and key employees, individually and as a group and the present owners of 5% or more of our total outstanding shares. The table also reflects what his ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.



Name and Address               Number of Shares     Number of Shares    Percentage of
Beneficial Ownership [1]       Before the Offering  After Offering      Ownership After the
                                                    Assuming all of the Offering Assuming
                                                    Shares are Sold     all of the Shares
                                                                        are Sold

Alain Kardos,                  7,000,000            7,000,000           68.6%
303 - 1050 Bowron Court
North Vancouver, BC
Canada V7H 2X6

All Officers and Directors     7,000,000            7,000,000           68.6%
as a Group (1 person)

 [1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Kardos is the only "promoter" of our company.


FUTURE SALES BY EXISTING STOCKHOLDERS

On March 6, 2006, a total of 7,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers' transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants or securities convertible into common stock.

                            DESCRIPTION OF SECURITIES
COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:


 * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;
 * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
 * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;
 * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.


We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, our founder and sole officer and director will own approximately 68.6% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in our control. Provisions 78.378 through
78.3793 of the Nevada Revised Statutes relates to control share acquisitions that may delay to make more difficult acquisitions or changes in our control. However, these provisions only apply when we have 200 or more stockholders of record, at least 100 of whom have addresses in the State of Nevada appearing on our stock ledger, and we do business in this state directly or through an affiliated corporation. Neither of the foregoing events seems likely to occur. Currently, we have no Nevada shareholders and, since this offering will not be made in the State of Nevada, no shares will be sold to Nevada residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do business in the State of Nevada in the future. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time, however, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, Photomatica will act as its own transfer agent.

STOCK OPTION PLAN

The Board of Directors of Photomatica has not adopted a stock option plan ("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. Photomatica may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

STOCK AWARDS PLAN

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

                             DESCRIPTION OF BUSINESS

COMPANY HISTORY

Photomatica, Inc. ("Photomatica") is a development stage company, incorporated on February 22, 2006, in the State of Nevada, to enter into the stock photographic image online sales industry, specializing in low cost but high quality images. The company intends to create an affiliate-based website, branded "Photomatica.com," where the company's content is available for viewing, purchasing and downloading. The company plans to solicit its photographic originals from photographers and create an inventory of stock images available for online viewing. The company plans to attend meetings of professional photographers throughout North America that attract the photographers required to contribute content to the company's website. The website includes still photographic images, illustrations, clip art and video clips.

To date, the company's operations have been limited to researching our e-commerce business model and software systems. We have not yet implemented our business model or developed our subscription-based website. To date, we have generated no revenues from our operations.

Photomatica has provided the following information concerning the company and its business for inclusion in this offering. The information contained herein does not purport to be all-inclusive or to contain all the information that a prospective investor may desire. This information contains statements that constitute "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, business strategy, budgets, developments opportunities or projects, the expected timing of transactions or other expectations, beliefs, plans, objectives, assumptions or future events or performance are not statements of historical fact and may be "forward-looking statements". Forward-looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of known and unknown risks and uncertainties which could cause actual results or events to differ materially from those anticipated by Photomatica, Inc.

COMPANY DESCRIPTION

Photomatica, Inc. owns a website located at www.Photomatica.com. This website will feature content including digital images, video clips and clip art. Customers will be able to freely browse our inventory of stock images and download thumbnail sketch samples of stock images. However, customers must pay the contributing photographer to download the usable images.

Photomatica will generate revenues by charging its affiliated photographers a sale commission of approximately 30% on all sales transacted on the company' website. The target audience is publishers looking to purchase high quality digital images.

Photomatica is a business designed for the new digital economy. The key features of the Photomatica system are:

        Digital Product.
        Digital Transaction.
        Digital Delivery.
        Business-to-Business

The advantage of this type of business is greatly reduced costs. Unlike companies that sell physical products, Photomatica's products are digital in nature and do not require brick and mortar facilities to warehouse products and consequently no staff is required to manage inventory and prepare orders. Likewise, monetary transactions and the delivery of purchases are accomplished digitally, so no sales and fulfillment staff are required and no shippers, drivers or vehicles are needed.

Photomatica takes advantage of a computer's ability to efficiently handle repetitive processes with more speed and accuracy that humans can. The computer will not replace staff completely, but will greatly reduce their numbers. Staff will be required in the areas of administration, marketing and support and wherever possible, information we gain from staff activities will be used to further automate the Photomatica's processes.

MARKET OPPORTUNITY

The worldwide digital content market, including the market for stock digital photographic images, reached $2.9 billion annually as of 2004 and was then estimated to reach $3.2 billion in 2005.

Getty Images, the largest stock agency in North America, had annual sales in 2005 of $733 million.

Getty Images has spent more than $1 billion in the past couple of years buying other agencies (24 in total) including: The Image Bank ($183 million, 30 million images), and Photodisc (the largest on the internet), and has invested $50 million in digitizing some of their images.

Corbis, founded in 1989 and wholly owned by Microsoft Chairman, Bill Gates owns several collections including the Bettman archive (17 million images) and Sygma (the European Press Agency, 40 million images). Corbis employs 850 people and currently has annual revenues of $228 million.

Corbis mostly owns their images and has 65 million images in total, of which 2.1 million are digitized.

PRODUCT DESCRIPTION

Photomatica is an online stock image transaction application. Photomatica is similar to other online stock image agency websites in that it has the capabilities for corporations and individuals to purchase image usage rights online and to take digital delivery of the image electronically.

For the average professional photographer stock photography agencies are not all that accessible, in fact it is quite difficult for photographers to have their photographs listed with a stock agency. The agencies prefer to deal with a smaller number of photographers that will in turn commit to providing the agency with a large body of work. Usually photographers must provide an initial body of 500 or more acceptable and marketable images and commit to providing additional images over time.

In addition, agencies usually take physical possession and control of the photographer's images and restrict the photographer's ability to sell their own images thereafter. Taking possession and control of these images means that the agency has to have staff to edit, digitize, catalog and store the images. Photographic images are fragile and need to be stored in temperature and humidity controlled environments, further adding to the agency's overhead and potential liability.

Stock image agencies may also buy out entire collections of images and then have no further business relationship with the photographer.

FEATURES AND FUNCTIONALITY FOR PHOTOGRAPHERS

Photographers require all of the functions associated with uploading and cataloging images, negotiating with clients and transacting and delivering images to the client. The website will have all of these features and the functionality necessary to manage them. The second objective is to make the photographer's interface with this functionality as intuitive and simple as possible. The photographer will be able to use the Photomatica website to:

o        Set-up an account
o        Login
o        Manage image processing:
o                 Image upload
o                 Image cataloging
o                 Image management
o                 Viewing rooms
o        Maintain account management (monetary)
o        Enter into negotiations
o        Use templates for their own website transaction capability.
o        FAQ's Help, and Support
o        Terms of Service agreement
o        Maintain legal ownership.

ACCOUNT SETUP

Photographers wishing to participate with Photomatica will be directed to a section of the website that contains information about the service, the Terms of Service agreement (TOS) and a registration form. Photographers will need to supply a real name and address as payments can only be made to the name on file and sent to the corresponding address. Accounts can be setup in real-time and the photographer can begin using the service right away.

To avoid fraud, the system will perform several checks on the registration and flag the account for staff intervention if anomalies appear (Postal code or phone number does not match address, PO box instead of street address, free web-based email address, etc.) If the registration appears to be fraudulent, a staff member will follow-up to determine if the person registering is bona fide and will also scrutinize the uploads to see if they conform to the TOS. Fraudulent accounts will be closed and the person warned about legal action if they persist. Fraudulent registration attempts will be logged so that if the same information is used in a future registration staff will be alerted.

A change of address will require an email confirmation from the registered client to prevent having payments re-routed to an unauthorized individual.

LOGIN

Photographers will be allowed to choose a username and password to access their account area and will be able to change their password at will.

IMAGE PROCESSING

         IMAGE UPLOAD

         Photographers will have a section where they can manage the upload of raw images. The images must be in one of a prescribed number of image formats that the website supports. Images can be uploaded immediately or can be scheduled for automatic upload during quiet periods when there is little or no demand on computer time or internet access. Raw images will sit in a holding area accessible only to the photographer until cataloged.

         IMAGE CATALOGING

         When the photographer wishes to make the image accessible to the public, they must first catalog the image. The cataloging is fundamental to the client search capabilities. The process involves the following steps:

         o Generate an FPO image (for position only), proof and thumbnail. This is done with the websites image processing software. The FPO image will have the word "Photomatica" in outline across the image to prevent unauthorized use and the FPO image may be downloaded freely by clients and visitors without charge.

         o With the proof image open in front of him the photographer will begin to supply information about the image, using radio buttons to choose between things like indoor/outdoor, urban/suburban/nature, day/night/artificial light, etc.

         Images can be cataloged using various parameters, including:

         o Text area to identify the main subject(s) using keywords
         o Text area to identify the background using keywords.
         o Text area to add intangibles such as business, moody, dynamic, etc.
         o Geographic Location

         SET THE ACCESSIBILITY

         o Econo - Lower prices images with restrictions on usage. Client must specify Econo in search parameters
         o Standard - Comes up in normal searches and is purchasable at standard pricing.
         o Gold - Comes up in searches but has pricing set by photographer or by negotiation.
         o Restricted - Images do not come up in searches but photographer can control who sees them by setting up Viewing Rooms with passwords. Can be used where image contains nudity or something that is of questionable content.
         o Private - Only the photographer can see the image. Used where photographer does not want the image to be publicly available at this time.

         SWEAR TO OWNERSHIP, MODEL RELEASES AND TOS.

         A series of accept buttons will cause the photographer to avow that they are the owner of the image, that model releases are secured for recognizable people in the image, and that other site conditions are met.

         MANAGEMENT

         Photographers will be able to look at all or any of their images on file individually or collectively in a list view. Information available includes:
         Image status (Standard, Gold, Restricted, Private),
         -  How many times an image has been viewed and downloaded as an FPO
         -  How many times an image has been purchased and by who
         -  How many Client portfolios the image is in
         -  What star ratings Clients have indicated
         -  How many Client photographer lists the photographer is on
         -  Overall Photomatica image sales statistics and averages
         - How the photographer ranks among his peers in terms of sales and images on file.


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         Some information will be statistical only. For example, when an image is in a client's portfolio, in order to prevent photographers from soliciting that client, the photographer will not know which client has chosen the image.

         Information will also be available regarding the image types that are popular with purchasers and the types of images that are successful.

         PORTFOLIOS

         Photographers will be able to organize their images into their own separate portfolios to better manage their online database of images. Photographers can have as many portfolios as they wish and each can be named to indicate the type of images that it contains. These portfolios are for the photographers use only and will not be visible to clients.

IMAGE ACCESSIBILITY

         ECONO

         Images can be put into this category by the photographer and appear in searches where the client has specifically searched in this category. Images are about 1/2 the price of Standard images and some restrictions on their use will apply. Images in the Standard classification can be reclassified by the system based upon certain factors, including, lack of sales, overall low sales for the photographer or recommendations by Photomatica.


         STANDARD

         Images put into this category by the photographer become available at standard Photomatica rates and conditions. Price is based on the resolution chosen in pixels and the intended usage must conform to Photomatica's usage guidelines for Standard images. Images placed in this category by the photographer must conform to "Content Guidelines" established by Photomatica. Images in the Standard category are fully searchable by clients. Images in the Standard category can be purchased for commercial or editorial use (different rates apply).

         GOLD

         Image placed in the Gold category by photographers are deemed to have more commercial value than Standard images and are purchased using the negotiation forms provided on the website. Images placed in this category by the photographer must conform to "Content Guidelines" established by Photomatica. Images in the Gold category are fully searchable by clients

         RESTRICTED

         The restricted category is primarily used where the content is outside the Content Guidelines for Standard and Gold images but still within Content Guidelines for the site. For example, an artistic nude can be placed in the Restricted category, but a photo depicting sexual acts cannot be placed anywhere on Photomatica. Restricted images do not appear in standard searches. Images in the restricted category can be purchased using the Negotiation forms provided.

         PRIVATE

         The photographer uses the private category for images that they do not want to come up in any searches or be visible to the public in any way. The private category is used by a photographer to withhold images from the public, while still keeping them on the system.

VIEWING ROOMS

Viewing rooms are used when the photographer wishes to control access to certain images. Any number of restricted (as well as Standard and Gold) images can be placed in a viewing room and photographers can setup up to 50 separate viewing rooms. Viewing rooms will all have their own unique URL, along with usernames and passwords. The photographer may communicate a viewing room's URL, username and password to clients by email and the client will have access to all images within that viewing room.

ACCOUNT INFORMATION

Monetary information about the photographers account: sales to date, year-to-date, etc.

o ACCOUNT BALANCE - Money owed to the photographer or in some cases by the photographer.

o SALES NOTIFICATION - When an image is sold and the credit card transaction has been approved an email notice will be sent to the photographer confirming the sale.

o TRANSACTIONS - The ability to look at a list of all transactions or to look at an individual transaction in more detail. Invoice and payments will indicate that the transaction took place between the client and the photographer.

o PAYMENT REQUEST - All payments are made when the photographer makes a "Payment Request" by filling out a form as to how much he would like to be paid. The system will do a double-check of payments, sales and rejected credit cards, make sure that the photographer's request is valid and then will automatically write a check or other credit document.

o USER FEES - After the photographer's free period expires (either 6 months or 1 year) annual site admin fees will start. Proposed fees are $60.00 annually in advance. These fees will help to clear the system of photographers that are not using the system effectively and provide some means of revenue from unsuccessful sellers who may wish to stay on the system in spite of a lack of sales. Unpaid user fees will result in account termination after several notices.

o COMPARISON STATISTICS - Sales statistics regarding a photographer's sales in general and how he/she compares with other photographers. Statistics will include the number of images on file, the total sales to date, the average number of images on file per sale, the top 10 photographers in terms of sales, the images on file, the top selling images and the average number of images per photographer.

o FAQ'S AND SUPPORT - Users may experience problems with the payment system or may have disagreements as to how much is owed to them. As much information as possible about a photographers account will be available, as well as a number to call to speak to an account representative.

o EXISTING CLIENTS - When a photographer signs up with Photomatica, they can list their existing clients with the Photomatica system. The existing clients feature is used in the "First Contact" rule discussed below. Photographers can deal with their existing clients through the Photomatica system and receive a reduced commission rate. Photomatica will abide by terms and not use this information to contact the client to solicit business.

o ACCOUNT CLOSURE - Photographers may choose to close their accounts at any time. They will be advised that all images and catalog information will be deleted and any outstanding balance will be paid. In the event that a photographer owes Photomatica money, the debt will be forgiven on closure. Accounts may also be terminated by Photomatica for having an unpaid balance, inactivity or violation of the TOS (terms of service) agreement. All accounts will be backed-up daily prior to closing.


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NEGOTIATIONS

It may be the case that a proposed image use falls outside the standard usage conditions or that some images are so special that individual pricing is necessary. Photomatica will provide photographers and purchasers with the ability to conduct negotiations for image usage rights. Purchasers will fill out an online form and state the intended use, circulation and audience and then submit it to the photographer for a quotation. The photographer will be immediately notified by email that someone has requested a quote. They will then logon to the system and read the request. They can either ask clarifying questions or submit a quotation.

The Photomatica system will be able to assist the photographer in their quotation by providing ranges that other photographers have used in similar situations. The prospective purchaser can either accept the offer, reject it or counter offer. When Photomatica is available in other languages the system will allow negotiations to take place with each user working in their native language. Negotiations will be considered to be between the photographer and the client, with Photomatica merely supplying the interface.

TEMPLATES FOR PHOTOGRAPHER'S WEBSITE

Photographers will have the ability to use a section in their own website for selling stock images. Photomatica will make template pages available to the photographer to use on their website. Photographers or their respective webmasters will configure and install the templates on their website giving them transaction and delivery capabilities. The transactions will be routed through Photomatica and to the purchaser it will seem that they are conducting their business with the photographer only. A small link to Photomatica will be placed on the template pages.

The photographer will have all the functionality necessary to conduct direct sales, including the ability to register a prospective purchaser and gather credit card information. Credit card information will not be visible to the photographer. For photographers that lack the necessary web skills to set-up their own web pages, Photomatica will provide a paid service to create and upload the pages.

Clients that are not already registered with Photomatica will be treated as the photographer's Client exclusively and the information on file will not be available to Photomatica's marketing department. This does not prevent Photomatica from marketing to this Client should the Client's contact information become available to the marketing department from other sources, nor does it prevent the Client from independently discovering Photomatica and registering.

As part of this arrangement, Photomatica will ask for a reciprocal link back to the Photomatica system. If the Photographer's website visitor does not find what they want, they can follow a link that says "for more images, visit Photomatica". We can use our programming to identify where new users of the Photomatica system came from and reward the photographer for new visitors, new clients and any subsequent sales the client makes. This will in effect work as an affiliate program and bring new visitors and potentially new clients from potentially millions of websites around the world

FIRST CONTACT RULE

Photographers will be entitled to a lower commission rate on their own website with the following proviso:

THE CLIENT MUST NOT HAVE PREVIOUSLY VIEWED THE PHOTOGRAPHER'S WORK ON THE PHOTOMATICA SYSTEM. If the client is already a registered Photomatica user and has viewed any images of the photographer in question, the commission will be at the Photomatica rate even if the client is using the photographer's website for the transaction. The exception to this is when a photographer has listed the client as one of their existing clients when registering or has added the client to their list prior to the client registering with Photomatica and/or viewing any of the photographer's work.

Photographers will have an opportunity to list their existing clients with Photomatica when setting up their initial account, when setting up their own website templates for image transaction and delivery and have an opportunity to add clients at any later date as they get new clients. Conflicts will be identified immediately during listing. If the system detects that a client being added by the photographer is already registered and has previously viewed the photographer's work on the Photomatica system, then the listing will be rejected as being the photographer's client and will be deemed to be Photomatica's client. Photographers may dispute the decision by providing proof of previous dealings with the client (e.g., a purchase order or invoice).

The photographer's client list is only for the purpose of determining commission rates and will not be used by Photomatica for any other purpose. All invoices and payment statements to photographers at the higher commission rate will indicate the client's status and the date they joined the Photomatica system.

FAQ'S AND HELP

In order to minimize the human intervention required for photographers to get set-up with Photomatica, extensive online FAQ's, tutorials, examples and screenshots will be available. Telephone support will be available, but with potentially millions of photographer users and the service being free for a period, human support will need to be minimized or charged for. All support incidents will be analyzed to see if the online help facility can be updated to prevent similar inquiries from requiring human intervention.

TERMS OF SERVICE AGREEMENT (TOS)

All photographer users will be subject to TOS agreements during registration and with each new image upload and cataloging and with each transaction. Each time a user presses a submit button they will be agreeing to the terms of service. The TOS is designed to protect Photomatica from litigation and to prevent abuse of the system.

Since photographers must provide real names and addresses in order to be paid and because they will invest time in uploading and cataloging their images, the threat of account termination will be an effective deterrent to abuse.

Serious breaches of the system that may result in immediate termination or suspension include:

o Uploading images that photographer does not own.
o Model releases not available or complaints from the model in question.
o Inappropriate images as defined by our image guidelines (pornography, overt sexuality, disturbing images, hate, racism, etc)
o Keyword loading - adding non applicable keywords to come up in searches better.
o Inappropriate behavior with clients (rudeness, insults, berating client)
o Unpaid account balance. o Bypassing Photomatica to deal with the client directly*.

*Note: Photographers are permitted to negotiate paid assignments with any Photomatica client, however they are obligated by the TOS agreement to sell stock images to Photomatica clients only through the Photomatica system, except where they have listed the client under the First Contact proviso.

To ensure that Photomatica is dealing with bona fide individuals and to ensure the smooth and problem free operation of the Photomatica system, we will have some checks in place when photographers register and are new to the system:

o Address/postal code match from database
o Area code/address match from database
o Free web based email flag
o Follow-up phone call for suspicious registrations
o Probationary period where uploads may be monitored
o Ability for clients and other photographers to report violations
o A legal fund and a zero tolerance stance to abuse
o IP blocking.

FEATURES AND FUNCTIONALITY FOR PURCHASERS OF STOCK IMAGES

CASUAL BROWSERS

People not registered as purchasers will have the ability to search for and browse the images on Photomatica and will be able to download FPO images. They will not have the ability to make portfolios or purchase images until they have registered with Photomatica

CLIENT REGISTRATION

New users of the system must register once to receive a username and password that will allow them to build portfolios and purchase image rights. Registration requires that the individual or business provide an address and a valid credit card number.

CLIENT FEATURES

Purchasers will be able to search using the same criteria that the photographers use to catalog their images. They can specify indoor or outdoor, color or black and white, natural or artificial light, use subject keywords and background keywords and recently added images. They can restrict their searches to Econo, Standard or Gold rate images. Any image retrieved and scrutinized will have choices available that will assist the searcher both in this search and in future searches. Image selections will have the following checkboxes and buttons associated with them:

o Purchase commercial or editorial rights (Standard images).
o Negotiate rights (Gold images and Restricted images)
o Download an FPO image (640 X 480 pixel watermarked image).
o Add an image to a specific portfolio (a user can have an unlimited number of named portfolios).
o Allow an image in future searches (an image may come up again if the criteria matches).
o Delete an image from future searches (eliminates inappropriate images from future searches).
o Omit previously viewed images from searches.
o Add a photographer to a list (adds a photographer to one of several shortlists for future reference).
o Omit a photographer from future searches (eliminates all of a particular photographer's work from future searches).
o Report TOS violation (if the image appears to contravene the TOS guidelines)
o Viewing Rooms - clients will have access to Viewing Rooms where the photographer has granted and communicated that access.

PORTFOLIOS

A registered user may create portfolios at any time and move images into and out of portfolios or from one portfolio to another whenever they choose. Portfolios can be named to help identify the kinds of images they contain (e.g., business people, technology, motion, general), for specific projects (e.g., "March Newsletter"), or even for the name of the photographer.

Over time the process of eliminating images and adding to portfolios will allow the user to more quickly find the images they need.

STAR RATING

Images in Client portfolios can be given a star rating from 1-5 and Portfolios can be re-sorted placing the highest rated images at the top or filtered to only allow top level images to show.

PURCHASE IMAGE RIGHTS

For standard uses the image is sold according to size in pixels up to the maximum available from the original upload. For sizes beyond the maximum upload size, negotiation forms must be used to contact the photographer and the photographer will have to rescan and deliver the higher resolution image (or provide the original).

30 DAY GRACE PERIOD.

Any image purchased can be refunded within 30 days by canceling the order on the Photomatica website and by avowing that the image was not used in any way. (Photographers will have to wait 30 days before being paid).

NEGOTIATING RIGHTS

Photomatica will provide forms that potential purchasers can use to negotiate a one time use price from the photographer. The forms will have text boxes to describe the use, the intended audience, the circulation and the form the image will be used in. When the form is submitted, the photographer will receive an email notification and will logon to Photomatica in response. Forms will allow for counter-offerings and when accepted will deliver the image in digital form, if that is what is agreed upon. If the agreement involves using the original image, it is incumbent on the photographer to deliver the image and take any necessary precautions to safeguard it.

FIND PHOTOGRAPHERS

In the process of searching for images, the purchaser may come across photographers of interest that they may want to note for future reference. The Photomatica system will include a biographical page for photographers listing their name, a short bio and photo, their spoken language(s), the photographer's accreditations and awards, their clients and the campaigns they have been involved in. Photomatica clients can easily add a photographer to one of several Photographer Lists so that the photographer can be easily referenced for future projects. Full contact information is provided on the bio page and direct contact between client and photographer is permitted and even encouraged, as long as any stock image transactions are done through Photomatica.

TERMS OF SERVICE (TOS)

Purchasers will be required to adhere to a terms of Service agreement as well. Primarily they will be promising to honor the system of purchasing stock images through Photomatica and not going directly to the photographer except where they wish to hire the photographer for an assignment. Photomatica does not require or expect a commission from any arrangement they may agree upon as long as it does not involve stock images.

The TOS will also make it clear that when purchasing image rights, the agreement is directly with the photographer and not through Photomatica. It will be incumbent on the photographer to conduct any due diligence to ensure that the image was used according to the agreement. Any disputes will be between the client and the photographer. Photomatica will not become involved in individual disputes, but will use its TOS agreements to ensure that parties conduct themselves in a respectful and dignified manner. Purchasers will be given some degree of latitude since they are the primary source of revenue but will be barred from the system if they repeatedly breach the TOS.

MODULAR SYSTEM

One can think of this database as a collection of related modules that contain either data or business process functionality, or in some cases, combinations of the two. By using a modular approach, data exists in a separate module from the functionality of the system and will not be affected by upgrades to the business process module. It also means that we can roll out the company in two or more stages. Once Phase One of building the system is complete, the photographers can begin to add images to the Photomatica system while we continue work on the Client functionality module and Administration module.

COMPETITIVE ADVANTAGES

Photomatica differs from other stock image services in several respects: It is open to all photographers, illustrators, cinematographers and digital artists worldwide even if they only have a small number of marketable images. Photomatica functions somewhat like a photographer's co-operative where members have access to common services that are not otherwise available to photographers on an individual basis: marketing services, a large pool of clients, online searchable database of images and monetary transaction processing capabilities.

Many photographers have websites, but virtually none of them have the capabilities that Photomatica provides. It is neither practical nor economically feasible for an individual photographer to have these kinds of capabilities.


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Photomatica not only provides access to these capabilities through the
Photomatica system, but it also allows photographers to have these capabilities available on their own website.

In a traditional stock agency, agency staff take physical possession of the photographer's images and perform the functions necessary to edit, digitize, upload and catalog them. With Photomatica, photographers retain possession and control of their images and do the editing, digitizing, uploading and cataloging of their images themselves, resulting in reduced staff requirements for Photomatica and no expensive climate controlled storage facilities. This also results in lower commission rates so photographers retain more of the proceeds of the sale than with traditional stock agencies.

________________________________________________________________________________

    TRADITIONAL STOCK IMAGE HOUSES                        PHOTOMATICA
________________________________________________________________________________
Represents only a few photographers and it     Open to all photographers
is difficult for photographers to join.        worldwide, easy for a
                                               photographer to join.
________________________________________________________________________________
Require a significant and exclusive            No minimum number of images and
commitment on the part of the photographer.    no exclusivity.
________________________________________________________________________________
Own images outright or  have exclusive         Photographers retain ownership
rights   to images.                            and control of their images.
________________________________________________________________________________
Retain possession of images and require        Photographers retain possession.
staff and archival  storage facilities.        Handling and archival storage
                                               done by photographers.
________________________________________________________________________________
Staff required to handle, edit and catalog,    Photographers upload digital
and store images. Transactions often require   images to system and catalog the
staff intervention.                            images themselves. Transactions
                                               automated or between parties.
________________________________________________________________________________
Commission rates 40% to 60% of revenue to      Photographers pay 30% commission
cover higher  overhead.                        making Photomatica a more
                                               economical choice.
________________________________________________________________________________
Clients have a reduced diversity of image      Greater diversity of styles due
style due to fewer numbers of photographers.   to larger number of
                                               photographers.
________________________________________________________________________________

ADVANTAGES TO PHOTOGRAPHERS

It is very difficult for photographers to register with a stock agency. Stock agencies have the luxury of picking and choosing which photographers they want to deal with and for the most part they are able to dictate the conditions and commission rates to the photographers. Stock agencies represent only a small fraction of professional photographers and the remainder have very limited options for selling stock images.

It is technically difficult and expensive for an individual photographer to set up digital image transaction and delivery capabilities on their own website. In addition setting up digital transaction and delivery is no guarantee that people will find the photographer's website in searches or that they will find an image they need among a relatively small body of work.

By participating in Photomatica, photographers will enjoy:

o  The ability to sell stock images online to a worldwide audience
o Their own online portfolio, bio, and online image database in the Photomatica system.
o  Exposure from Photomatica's ongoing marketing and promotion to businesses.
o The ability to sell and deliver stock images from the photographer's own website.
o  New assignments and clients from Photomatica introductions

ADVANTAGES TO IMAGE PURCHASERS

In time, Photomatica could represent a much larger number of photographers and illustrators than all other stock agencies combined. This will result in a diversity of styles, content, culture, and geography. Photomatica's number of images on file could conceivably surpass those of the top agencies, making Photomatica one of the top choices to go to find stock images. Photomatica will also be a resource for people looking for a photographer. The diversity of styles, content and culture will provide for a rich variety of choices for companies and individuals looking to hire a photographer.


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Photomatica will have a category of images designated "Econo", which will make low cost images available to small entities such as community publications, websites, and charitable organizations. Econo images will allow photographers to market images that would not otherwise be salable through standard sock image website. Customers searching for images will be able to tailor their search to include, exclude or restrict their search to the Econo class of images.

One of the keys to the success of Photomatica will be its intelligent search engine that will allow clients to find the image they want in a short period of time. The search engine will allow for refining the initial search by excluding certain results, saving potential candidates to one of a number of portfolios and removing certain images and even photographers from future searches.

One of the major keys to the company's success will be subscriber loyalty through the regular addition of new contributing photographers and content. The company attends various photographic competitions and conventions to find new talent and content for the company's website.

Photomatica is designed to be international, multi-lingual in scope. The service will be designed so that users of the system will be able to operate in their language of choice and over time, translation capabilities will be incorporated so that users of the system will still be able to communicate and negotiate even though they do not speak the same language. English will be the primary language, and languages will be added over time as Photomatica expands into foreign markets. The anticipated additional languages in the early stages include: Japanese, Spanish, German, French, Russian and Chinese.

 MARKETING

The internet product and services industry has developed some time tested marketing techniques that are still valid in today's market environment. Internet marketing can be very cost effective in branding a product to a very large audience. These techniques include non-spam direct mail initiatives, registration with well-established industry-wide search engines and reciprocal marketing arrangements with similar websites.

Photomatica, Inc. plans to promote the awareness of the www.photomatica.com website through a marketing plan that consists of nine major components:

     1.   Register the website with Internet search engines.
     2.   List the website on free directories.
     3.   Develop link exchanges with similar websites.
     4. Provide free sample content to other websites to drive traffic to our website.
     5.   Post information on bulletin boards.
     6.   Post free sample content on related newsgroups.
     7.   Sponsor photographer searches on the Internet.
     8.   Sponsor photography competitions.
     9.   Develop non-spam direct email campaigns.

The company intends to register the www.photomatica.com website on as many Internet search engines as is practical. Photomatica believes that the most important search engine on which it can register the website is the Google search engine because many other search engines, such as Lycos and Excite, use it as a primary source for their search results.

A link exchange means that Photomatica places a link to a related website on the www.photomatica.com website. In exchange, the related website reciprocates by placing a link to www.photomatica.com on their website. The company anticipates being able to establish at least 60 link exchanges within the next twelve months.

The initial marketing push will be towards encouraging photographers to join Photomatica and upload and catalog their images. Marketing efforts may include:
     Participating in photographic trade shows.
     Direct marketing.
     Magazine and online advertising.
     Approaching Photographic organizations such as ASMP, PPAC, PPABC.

The company believes that some of its competitive strengths include the branding of www.photomatica.com domain name, ease of use of the website and quality of content. The company intends to build strong brand recognition and increase the amount of products and services offered as the company builds its website and increases exposure on the Internet by advertising and search engine registration.

REVENUE MODEL

The methods by which Photomatica will generate revenue from the system include:

Commission Fees
        From sales on the Photomatica website: 30% of the sale price to Photomatica. (this compares to (50-70% for standard stock agencies.)

        From sales from the photographer's own website using Photomatica's transaction processing: 15% of the sale.

User fees

After the "Free Trial" period (6 months or 1 year): $60/year paid in advance.
         Free Trial: At the outset, a core group of photographers may be given a 2 year free trial, along with reduced transaction fees to encourage early adoption and to build a large body of stock images. Subsequent photographers will be given a 1 year free trial and after the system has an adequate number of photographers and stock images, the free trial period may be reduced to 6 months. Since it will take a significant investment in time and effort for a photographer to build a large store of images, and consequently begin enjoying sales, we feel that 6 months is the minimum period for a Free Trial.

Help and Support (photographers)
         Setting up a photographer's website with templates for transactions:
         $250
         Support Contracts: For help for photographers beyond what is freely available from the website or after 3 (free) support calls.

Banner advertising
         On the photographer's section - Photo related advertising. On the purchasers section - Business related advertising.

Photomatica owned Images

         Photomatica may at times decide to purchase an image collection outright and make it available on the Photomatica system. Sales of these images will result in 100% of transaction fees going to Photomatica.

Licensing of the Photomatica System

         To photographers associations and organizations, competitor stock agencies, and/or re-purposed for other digital files (audio, CADD, animation).

STAFFING


As of October 31, 2006, Photomatica has no permanent staff other than its sole officer and director, Mr. Alain Kardos, who is the President and Chairman of the company. Mr. Kardos is employed elsewhere and has the flexibility to work on Photomatica up to 10 hours per week and is prepared to devote more time, as may be required. He is not being paid at present.


EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, Photomatica has no employees other than its current sole officer and director, Mr. Kardos, who has not been compensated. There are no employment agreements in existence. The company presently does not have, pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our plans or predictions. Please see the section of this prospectus entitled "Forward Looking Statements".

COMPANY OVERVIEW

We are a development-stage company organized to enter into the online sales industry specializing stock photographic images. We have recently commenced business operations and have not generated any revenues.

Our auditors have issued a "going concern" opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any substantial revenues and no substantial revenues are anticipated until we have completed the financing anticipated in this offering. Accordingly, we must raise cash from sources other than from the sale of our content and services. Our only other source for cash at this time is investments by others in this offering. We must raise cash to implement our business strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year. Our success or failure will be determined by our ability to pay for and develop new content and services.


As of October 31, 2006, Photomatica had $13,988 cash on hand and in the bank. Management believes this amount will satisfy our cash requirements for the next twelve months or until such time that additional proceeds are raised. We plan to satisfy our future cash requirements - primarily the working capital required for the development of our e-commerce systems and marketing campaign and to offset legal and accounting fees - by additional equity financing. This will likely be in the form of private placements of common stock. There is no additional offering planned at present.


Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If Photomatica is unsuccessful in raising the additional proceeds through a private placement offering it will then have to seek additional funds through debt financing, which would be highly difficult for a new development stage company to secure. Therefore, the company is highly dependent upon the success of the anticipated private placement offering described herein and failure thereof would result in Photomatica having to seek capital from other resources such as debt financing, which may not even be available to the company. However, if such financing were available, because Photomatica is a development stage company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If Photomatica cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in Photomatica's common stock would lose all of their investment.

The staged procurement of our e-commerce systems will continue over the next 12 months. Other than this software procurement, Photomatica does not anticipate researching any further products or services. Photomatica does not expect the purchase or sale of plant or any significant equipment and Photomatica does not anticipate any change in the number of our employees. Photomatica's current material commitments include the total costs of the planned offering as provided herein, estimated at $4,498.

Photomatica has no current plans, preliminary or otherwise, to merge with any other entity.

PLAN OF OPERATION

One of the advantages of working with database applications is that they can be developed in stages and expanded and enhanced over time. Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital and start the staged procurement of online image processing and e-commerce transaction software. During the first stage of our software procurement, the company expects to source free share ware applications that will enable our photographers to catalog their own work and upload it to their own websites. The company expects to begin offering this free share ware within 90 days of the effective date of this registration statement. People downloading the freeware product will be required to supply their email address and will subsequently be advised of updates to the software. Overlapping this procurement stage we will be sourcing the image upload and cataloging system, required in advance of client functionality. We expect to source this software within 180 days of the effective date of this registration statement.

As soon as the upload and cataloging functions are ready, the existing base of professional photographers will be contacted and invited to join the new system. In conjunction with this marketing initiative, we will begin to proactively encourage amature photographers to join the system and begin adding cataloged images to the system within 240 days of the effective date of this registration statement. Concurrently with this phase we will continue work on the Client, Transaction, and Administration modules and other functionality. We expect these systems to be released within 360 days of the effective date of this registration statement.

If we can complete these stages and we receive a positive reaction from our potential customers, we will attempt to raise money through a private placement, public offering or through loans in order to purchase additional digital capabilities and software.

At present, our sole officer and director is unwilling to make any commitment to loan the company any money, but may reconsider if we make meaningful progress on our business plan. His unwillingness to loan us additional money at this time is simply because he does not want to. At the present time, we have not made any arrangements to raise additional cash. If we need additional cash but are unable to raise it, we will either suspend marketing operations until we do raise the cash or cease operations entirely. Other than as described in this paragraph, we have no other financing plans.

If we are unable to complete any phase of our systems development or marketing efforts because we don't have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our software development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial product sourcing. Once the company begins building its Internet website, it will hire an independent consultant to build the site. The company also intends to hire sales representatives initially on a commission only basis to keep administrative overhead to a minimum.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 112 North Curry Street, Carson City NV 89703-4934 and our telephone number is (775) 321-8243 and our fax number is (604) 777-6912.

                              CERTAIN TRANSACTIONS


In October 31, 2006, we issued a total of 7,000,000 shares of common stock to Alain Kardos, our sole officer and director, for total cash consideration of $7,000. This was accounted for as a purchase of common stock. From May 2006 through to August 2006, we issued a total of 3,200,000 common shares for consideration of $16,000, which was accounted for as a purchase of common stock.


                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                     EXPERTS


Our financial statements for the period from inception to October 31, 2006 included in this prospectus have been audited by Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1 as set forth in their report included in this prospectus. Their report is provided on their authority as experts in accounting and auditing.


Thomas E. Puzzo, Attorney at Law, the Law Offices of Thomas E. Puzzo, PLLC 4216 NE 70th Street, Seattle WA 98115, has acted as our legal counsel. Mr. Puzzo has provided his opinion on the legality of the 3,200,000 shares of common stock being registered on behalf of the selling security holders by way of this prospectus.

                              FINANCIAL STATEMENTS

Our fiscal year end is April 30th. We will provide audited financial statements to our stockholders on an annual basis, as prepared by Independent Chartered Accountants.

Our financial statements immediately follow:


FINANCIAL STATEMENTS unaudited, October 31, 2006                   Page
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statement of Stockholders' Equity (Deficit)                        F-4
Statements of Cash Flows                                           F-5
Notes to the Financial Statements                                  F-6 thru 8




FINANCIAL STATEMENTS Audited, July 31, 2006                        Page
Auditors Report                                                    F-9
Balance Sheet                                                      F-10
Statements of Operations                                           F-11
Statement of Stockholders' Equity (Deficit)                        F-12
Statements of Cash Flows                                           F-13
Notes to the Financial Statements                                  F-14 thru 16

                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                OCTOBER 31, 2006

                                   (UNAUDITED)
















BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS


                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS




                                                                         October 31, 2006          April 30, 2006

_________________________________________________________________________________________________________________
                                                                           (unaudited)
                                     ASSETS

CURRENT ASSETS
      Cash                                                                   $   13,988               $       -
=================================================================================================================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
      Due to related party (Note 5)                                          $        -               $   1,379

_________________________________________________________________________________________________________________
STOCKHOLDERS' EQUITY (DEFICIT)
   Capital stock (Note 4)
     Authorized
      75,000,000 shares of common stock, $0.001 par value,
     Issued and outstanding
      10,200,000 shares of common stock (April 30, 2006 - 7,000,000)
                                                                                 10,200                   7,000
   Additional paid-in capital                                                    12,800                       -
     Share subscriptions receivable                                                   -                  (7,000)
   Deficit accumulated during the development stage                             (9,012)                  (1,379)
_________________________________________________________________________________________________________________
                                                                                 13,988                (1,379)
_________________________________________________________________________________________________________________

                                                                             $   13,988               $       -
=================================================================================================================


   The accompanying notes are an integral part of these financial statements.



                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)
                                                                                             Cumulative from
                                                                                                inception
                                                           Three months      Six months       February 22,
                                                               ended            ended       2006 (inception)
                                                            October 31,      October 31,     to October 31,
                                                               2006             2006              2006
____________________________________________________________________________________________________________

EXPENSES

   Office and general                                      $        633      $       633       $    2,012
     Professional fees                                     $      7,000      $     7,000       $    7,000
____________________________________________________________________________________________________________

NET LOSS                                                   $     (7,633)     $    (7,633)      $   (9,012)
============================================================================================================

BASIC AND DILUTED LOSS PER SHARE                                             $      0.00       $     0.00
============================================================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING -
 BASIC AND DILUTED                                                             7,959,363        5,432,836
============================================================================================================


The accompanying notes are an integral part of these financial statements.



                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                FEBRUARY 22, 2006 (INCEPTION) TO OCTOBER 31, 2006

                                                                                                    Deficit
                                                                   Additional       Share          Accumulated
                                                                   Paid-in       Subscription      During the
                                          Common Stock             Capital        Receivable    Development Stage        Total
                                  ______________________________________________________________________________________________
                                  Number of shares    Amount
________________________________________________________________________________________________________________________________

Balance, February 22,2006                        -        $   -        $   -            $    -            $     -          $   -

Common stock issued at $0.001
   per share on March 6, 2006            7,000,000        7,000            -            (7,000)                 -              -


Net loss                                         -            -            -                 -             (9,012)        (9,012)
________________________________________________________________________________________________________________________________

Balance, April 30, 2006                  7,000,000        7,000                         (7,000)            (1,379)        (1,379)

Proceeds received from share                     -            -            -             7,000                  -          7,000
  subscriptions receivable

Common stock issued at $0.005
   per share.
     May 31, 2006                          200,000          200          800                                               1,000
     June 8, 2006                          300,000          300        1,200                                               1,500
     June 11, 2006                         100,000          100          400                                                 500
     June 14, 2006                         200,000          200          800                                               1,000
     July 7, 2006                          100,000          100          400                                                 500
     July 12, 2006                         200,000          200          800                                               1,000
     July 26, 2006                         300,000          300        1,200                                               1,500
     July 27,2006                          200,000          200          800                                               1,000
     July 31, 2006                         200,000          200          800                                               1,000
     August 1, 2006                        600,000          600        2,400                                               3,000
     August 2, 2006                        100,000          100          400                                                 500
     August 3, 2006                        400,000          400        1,600                                               2,000
     August 7, 2006                        100,000          100          400                                                 500
     August 16, 2006                       200,000          200          800                                               1,000

Net loss                                         -            -            -                 -             (7,633)        (7,633)
________________________________________________________________________________________________________________________________
Balance, July 31, 2006                  10,200,000      $10,200      $12,800            $    -          $  (9,012)      $ 13,988
================================================================================================================================


   The accompanying notes are an integral part of these financial statements.



                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                   (UNAUDITED)

                                                                                       Cumulative results
                                                                                       of operations from
                                                      Three months       Six months         inception
                                                          ended            ended          (February 22,
                                                    October 31, 2006    October 31,     2006) to October
                                                                            2006            31, 2006
________________________________________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                           $       (7,633)    $    (7,633)       $  (9,012)
  Changes in operating assets and liabilities
      Amounts due to related party                           (1,379)         (1,379)               -
________________________________________________________________________________________________________

NET CASH USED IN OPERATING ACTIVITIES                             -          (9,012)          (9,012)

________________________________________________________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                          8,500          23,000           23,000
________________________________________________________________________________________________________

NET INCREASE (DECREASE) IN CASH                                (512)         13,988           13,988

CASH, BEGINNING                                              14,500               -                -
________________________________________________________________________________________________________

CASH, ENDING                                       $         13,988     $    13,988        $  13,988
========================================================================================================
Supplemental cash flow information:
Cash paid for:
  Interest                                                  $     -     $         -        $       -

========================================================================================================

  Income taxes                                              $     -     $         -        $       -
========================================================================================================


   The accompanying notes are an integral part of these financial statements.



                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS


                                OCTOBER 31, 2006
________________________________________________________________________________


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

Photomatica, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totaling $9,012. The Company was incorporated on February 22, 2006 in the State of Nevada. The fiscal year end of the Company is April 30. The Company was organized to enter into the stock photographic image sales industry. Photomatica will generate revenues in the form of sales commissions from its contributing photographers.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and entering into a private placement offering for 4,000,000 shares at $0.005 per share. As of October 31, 2006, the Company had issued 7,000,000 Founders shares at $0.001 per share for proceeds of $7,000 and 3,200,000 shares at $0.005 per share for proceeds of $16,000, which has been received by the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________

BASIS OF PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES AND ASSUMPTIONS
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES
The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NET LOSS PER SHARE
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, diluted loss per share is equal to basic loss per share.

FOREIGN CURRENCY TRANSLATION
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the period. Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

STOCK-BASED COMPENSATION
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "SHARE-BASED PAYMENT." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on our results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, "SHARE-BASED PAYMENT," to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

RECENT ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "FAIR VALUE MEASURES" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS
________________________________________________________________________________

In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.


________________________________________________________________________________
NOTE 4 - CAPITAL STOCK

________________________________________________________________________________


The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of October 31, 2006, the sole director had purchased 7,000,000 shares of the common stock in the Company at $0.001 per share with proceeds to the Company totalling $7,000.

PRIVATE PLACEMENT
On March 6, 2006, the Company authorized a private placement offering of up to 4,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $20,000. During the six months ended October 31, 2006, the Company issued 3,200,000 shares at $0.005 per share and received $16,000 from the sale of its private placement stock.

NOTE 5 - RELATED PARTY TRANSACTIONS
________________________________________________________________________________

As of October 31, 2006, the Company repaid the advances from a director in the amount of $1,379 to pay for Incorporation costs. The amount due to the related party was unsecured, non-interest bearing and has no set terms of repayment.

NOTE 6 - INCOME TAXES
________________________________________________________________________________

As of October 31, 2006, the Company had net operating loss carry forwards of approximately $9,000 that may be available to reduce future years' taxable income and will expire commencing in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and, accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carryforwards.

                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JULY 31, 2006
















REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BALANCE SHEETS

STATEMENTS OF OPERATIONS

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

STATEMENTS OF CASH FLOWS

NOTES TO FINANCIAL STATEMENTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Stockholders and Board of Directors of Photomatica, Inc.

We have audited the accompanying balance sheets of Photomatica, Inc. (a development stage company, as of July 31, 2006 and April 30, 2006 and the related statements of operations, stockholders' equity (deficit) and cash flows for the three months ended July 31, 2006 and the period from February 22, 2006 (inception) through April 30, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of Photomatica, Inc. as of July 31, 2006 and April 30, 2006 and the results of its operations and its cash flows for the three month period ended July 31, 2006 and the period from February 22, 2006 (inception) through April 30, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated revenues since inception, has incurred losses in developing its business, and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in this regard are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                      DMCL

                                           DALE MATHESON CARR-HILTON LABONTE LLP
                                                           CHARTERED ACCOUNTANTS
Vancouver, Canada
October 31, 2006


                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                           July 31, 2006            April 30, 2006
__________________________________________________________________________________________________________________
                                     ASSETS

CURRENT ASSETS
      Cash                                                                   $ 14,500                 $      -
==================================================================================================================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
      Due to related party (Note 5)                                          $  1,379                 $  1,379

__________________________________________________________________________________________________________________
STOCKHOLDERS' EQUITY (DEFICIT)
   Capital stock (Note 4)
     Authorized
      75,000,000 shares of common stock, $0.001 par value,
     Issued and outstanding
      8,800,000 shares of common stock (April 30, 2006 - 7,000,000)             7,000                    7,000
   Additional paid-in capital                                                   9,000                        -
     Share subscriptions receivable                                            (1,500)                  (7,000)
   Deficit accumulated during the development stage                            (1,379)                  (1,379)

__________________________________________________________________________________________________________________
                                                                               13,121                   (1,379)
__________________________________________________________________________________________________________________
                                                                             $ 14,500                 $      -
==================================================================================================================


   The accompanying notes are an integral part of these financial statements.



                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                             STATEMENT OF OPERATIONS

                                                                    Cumulative         Cumulative
                                                                    results of         results of
                                                                 operations from     operations from
                                                                    inception         February 22,
                                           Three months ended     (February 22,       2006 (date of
                                              July 31, 2006       2006) to April      inception) to
                                                                     30, 2006         July 31, 2006
____________________________________________________________________________________________________

EXPENSES

   Office and general                                              $    1,379           $  1,379
                                                        -
     Professional fees
                                                        -                   -                  -
____________________________________________________________________________________________________

NET LOSS                                                -          $   (1,379)          $ (1,379)
====================================================================================================




BASIC AND DILUTED NET LOSS PER SHARE           $     0.00          $     0.00

=============================================================================

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC AND DILUTED          7,575,000           5,681,159
=============================================================================


   The accompanying notes are an integral part of these financial statements.





                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

               FROM INCEPTION (FEBRUARY 22, 2006) TO JULY 31, 2006


                                                                                                              Deficit
                                                                                                            Accumulated
                                                                                 Additional      Share       During the
                                                                                 Paid-in     Subscription   Development
                                                       Common Stock              Capital      Receivable       Stage          Total
                                              ______________________________________________________________________________________
                                              Number of shares      Amount
____________________________________________________________________________________________________________________________________

Balance, February 22,2006                                 -            $    -    $       -       $     -        $     -      $    -

Common stock issued at $0.001 per share on        7,000,000             7,000            -        (7,000)             -           -
  March 6, 2006

Net loss                                                  -                 -            -             -         (1,379)     (1,379)
____________________________________________________________________________________________________________________________________

Balance, April 30, 2006                           7,000,000             7,000                     (7,000)        (1,379)     (1,379)

Proceeds received from share subscriptions                                                         7,000                      7,000
  receivable
                                                          -                 -            -             -              -           -
Common stock issued at $0.005 per share.
  (May 1, 2006 to July 31, 2006)                  1,800,000             1,800        7,200        (1,500)             -       7,500

Net loss                                                  -                 -            -             -              -           -
____________________________________________________________________________________________________________________________________

Balance, July 31, 2006                            8,800,000            $8,800       $7,200       $(1,500)       $(1,379)    $13,121
====================================================================================================================================


   The accompanying notes are an integral part of these financial statements.



                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS


                                                                                     Cumulative results    Cumulative results
                                                                                     of operations from    of operations from
                                                               Three months ended   inception (February    inception (February
                                                                  July 31, 2006      22, 2006) to April     22, 2006) to July
                                                                                          30, 2006              31, 2006
______________________________________________________________________________________________________________________________

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                          $      -             $ (1,379)            $   (1,379)

  Changes in operating assets and liabilities
      Amounts due to related party                                         -                1,379                  1,379
______________________________________________________________________________________________________________________________

NET CASH PROVIDED BY OPERATING ACTIVITIES                                                                              -
______________________________________________________________________________________________________________________________

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  14,500                                      14,500
______________________________________________________________________________________________________________________________

NET CASH PROVIDED BY FINANCING ACTIVITIES                             14,500                                      14,500
______________________________________________________________________________________________________________________________

NET INCREASE IN CASH                                                  14,500                                           -

CASH, BEGINNING                                                                                                        -
______________________________________________________________________________________________________________________________

CASH, ENDING                                                        $ 14,500                                  $   14,500

==============================================================================================================================
Supplemental cash flow information and noncash financing
activities: Cash paid for:
  Interest                                                          $      -             $      -             $        -
==============================================================================================================================

  Income taxes                                                      $      -             $      -             $        -
==============================================================================================================================


   The accompanying notes are an integral part of these financial statements.


                                PHOTOMATICA, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                        NOTES TO THE FINANCIAL STATEMENTS


 JULY 31, 2006
________________________________________________________________________________


NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION
Photomatica, Inc. (the "Company") is in the initial development stage and has incurred losses since inception totaling $1,379. The Company was incorporated on February 22, 2006 in the State of Nevada. The fiscal year end of the Company is April 30. The Company was organized to enter into the stock photographic image sales industry. Photomatica will receive revenues in the form of sales commissions from its contributing photographers.

The ability of the Company to continue as a going concern is dependent on raising capital to fund its business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company is funding its initial operations by way of issuing Founders' shares and entering into a private placement offering for 4,000,000 shares at $0.005 per share. As of July 31, 2006, the Company had issued 7,000,000 Founders shares at $0.001 per share for receipt of $7,000 and 1,800,000 shares at $0.005 per share for receipt of $9,000, of which $7,500 has been paid to the Company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
________________________________________________________________________________

BASIS OF PRESENTATION
These financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

USE OF ESTIMATES AND ASSUMPTIONS
Preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

INCOME TAXES
The Company follows the liability method of accounting for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No.109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

NET LOSS PER SHARE
Basic loss per share includes no dilution and is computed by dividing loss available to common stockholders by the weighted average number of common shares outstanding for the period. Dilutive loss per share reflects the potential dilution of securities that could share in the losses of the Company. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

FOREIGN CURRENCY TRANSLATION
The financial statements are presented in United States dollars. In accordance with SFAS No. 52, "Foreign Currency Translation", foreign denominated monetary assets and liabilities are translated to their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non-monetary assets and liabilities are translated at exchange rates prevailing at the transaction date. Revenue and expenses are translated at average rates of exchange during the period. . Related translation adjustments are reported as a separate component of stockholders' equity (deficit), whereas gains or losses resulting from foreign currency transactions are included in results of operations

STOCK-BASED COMPENSATION
The Company has not adopted a stock option plan and has not granted any stock options. Accordingly no stock-based compensation has been recorded to date.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R, "SHARE-BASED PAYMENT." SFAS No. 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Public entities that file as small business issuers will be required to apply SFAS No. 123R in the first interim or annual reporting period that begins after December 15, 2005. Management is currently evaluating the impact of the adoption of this standard on our results of operations and financial position.

In March 2005, the SEC staff issued Staff Accounting Bulletin ("SAB") No. 107, "SHARE-BASED PAYMENT," to give guidance on the implementation of SFAS No. 123R. Management will consider SAB No. 107 during the implementation of SFAS No. 123R.

In September 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 157, "FAIR VALUE MEASURES" ("SFAS No. 157"). This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), expands disclosures about fair value measurements, and applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the FASB anticipates that for some entities, the application of SFAS No. 157 will change current practice. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, which for the Company would be the fiscal year beginning January 1, 2008. The Company is currently evaluating the impact of SFAS No. 157 but does not expect that it will have a material impact on its financial statements.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans." This Statement requires an employer to recognize the over funded or under funded status of a defined benefit post retirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position, and to recognize changes in that funded status in the year in which the changes occur through comprehensive income. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company does not expect that the implementation of SFAS No. 158 will have any material impact on its financial position and results of operations.

In September 2006, the SEC issued Staff Accounting Bulletin ("SAB") No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements." SAB No. 108 addresses how the effects of prior year uncorrected misstatements should be considered when quantifying misstatements in current year financial statements. SAB No. 108 requires companies to quantify misstatements using a balance sheet and income statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. SAB No. 108 is effective for periods ending after November 15, 2006. The Company is currently evaluating the impact of adopting SAB No. 108 but does not expect that it will have a material effect on its financial statements.

NOTE 3 - FAIR VALUE OF FINANCIAL INSTRUMENTS
________________________________________________________________________________


In accordance with the requirements of SFAS No. 107, the Company has determined the estimated fair value of financial instruments using available market information and appropriate valuation methodologies. The fair value of financial instruments classified as current assets or liabilities approximate their carrying value due to the short-term maturity of the instruments.


NOTE 4 - CAPITAL STOCK
________________________________________________________________________________

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of July 31, 2006, the sole Director had purchased 7,000,000 shares of the common stock in the Company at $0.001 per share with proceeds to the Company totaling $7,000.

PRIVATE PLACEMENT
On March 6, 2006, the Company authorized a private placement offering of up to 4,000,000 shares of common stock at a price of $0.005 per share. The total amount to be raised in this financing is $20,000. As of July 31, 2006, the Company had issued 1,800,000 shares at $0.005 per share and received $7,500 from the sale of its private placement stock, the unpaid balance of $1,500 is reflected as a subscriptions receivable in shareholder equity.

NOTE 5 - RELATED PARTY TRANSACTIONS
________________________________________________________________________________

As of July 31, 2006, the Company received advances from a Director in the amount of $1,379 to pay for Incorporation costs. The amount due to the related party are unsecured, non-interest bearing and have no set terms of repayment.

NOTE 6 - INCOME TAXES
________________________________________________________________________________

As of July 31, 2006, the Company had net operating loss carry forwards of approximately $1,379 that may be available to reduce future years' taxable income and will expire commencing in 2026. Availability of loss usage is subject to change of ownership limitations under Internal Revenue Code 382. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and, accordingly, the Company has recorded a full valuation allowance for the deferred tax asset relating to these tax loss carryforwards.


NOTE 7 - SUBSEQUENT EVENTS
________________________________________________________________________________

On August 8, 2006, the Company received private placement subscriptions totaling $6,000 and issued 1,200,000 shares. On August 16, 2006, the Company received private placement subscriptions totalling $1,000 and issued 200,000 shares.




CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, operating from their Vancouver, British Columbia, Canada office, are our auditors. There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.


               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the registrant, are as follows:

Legal and Accounting                               $ 2,062.00
SEC Filing Fee                                          86.00
Printing                                               250.00
                                                   __________
Transfer Agent                                       2,100.00
                                                   __________
TOTAL                                              $ 4,498.00
                                                   __________

RECENT SALES OF UNREGISTERED SECURITIES
(A) PRIOR SALES OF COMMON SHARES


Photomatica is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. As of October 31, 2006, we have issued 7,000,000 common shares to our sole officer and director for total consideration of $7,000. In addition, we have issued 3,200,000 common shares for total consideration of $16,000 to a total of thirty-two (32) registered shareholders, all of whom reside outside the United States.


Photomatica is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the past year, the company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

MARCH 6, 2006

We issued 7,000,000 common shares to the sole officer and director of the company for cash proceeds of $7,000, or $0.001 per share.


In May, 2006 we issued 200,000 common shares to two (2) individual investors for cash proceeds of $0.005 per share.

In June, 2006 we issued 600,000 common shares to six (6) individual investors for cash proceeds of $0.005 per share.

In July, 2006 we issued 1,000,000 common shares to ten (10) individual investors for cash proceeds of $0.005 per share.

In August, 2006 we issued 1,400,000 common shares to fourteen (14) individual investor for cash proceeds of $0.005 per share.


(B) USE OF PROCEEDS

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of 1) the disclosure of the application of the offering proceeds, or 2) disclosure of the termination of this offering.

                                    EXHIBITS

The following exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

================================================================================
EXHIBIT NO.     DOCUMENT DESCRIPTION
================================================================================
3.1             Articles of Incorporation of Photomatica, Inc.
================================================================================
3.2             Bylaws of Photomatica, Inc.
================================================================================
5.1             Opinion of Thomas E. Puzzo, Esq. regarding the legality of the securities being registered
================================================================================
23.1            Consent of Dale Matheson Carr-Hilton LaBonte, Chartered
                Accountants
================================================================================

All other exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and Bylaws.

(B) DESCRIPTION OF EXHIBITS


* EXHIBIT 3.1


Articles of Incorporation of Photomatica, Inc., dated February 22, 2006.


* EXHIBIT 3.2


Bylaws of Photomatica, Inc., approved and adopted on February 6, 2006.


* EXHIBIT 5.1


Opinion of Thomas Puzzo, Attorney at Law, the Law Offices of Thomas E. Puzzo, PLLC 4216 NE 70th Street, Seattle WA 98115, dated November 8, 2006, regarding the legality of the securities being registered.

EXHIBIT 23.1


Consent of Dale Matheson Carr-Hilton LaBonte, Chartered Accountants, 1700 - 1140 West Pender Street, Vancouver, British Columbia, Canada V6E 4G1, dated January 24, 2007, regarding the use in this Registration Statement of their report of the financial statements of Photomatica, Inc. for the period ending October 31, 2006.

* Previously filed on Form SB-2 on November 14, 2006


                                  UNDERTAKINGS

Presently the sole officer and director of Photomatica, Inc. is not covered by liability insurance. However, Photomatica's Articles of Incorporation state that the company may indemnify its officers, directors, employees, and agents to the full extent permitted by the laws of the State of Nevada. No other statute, charter provision, by-law, contract, or other arrangement to insure or indemnify a controlling person, director or officer of Photomatica exists which would affect his liability in that capacity.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement:

     a. To include any prospectus required by Section 10(a)(3) of the Securities Act;

     b. To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered, if the total dollar value of securities offered would not exceed that which is registered, any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     c. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any change to such information in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form SB-2 and authorized this Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, on this 13th day of November, 2006.

Photomatica, Inc.

/s/  ALAIN KARDOS
______________________________
Alain Kardos
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.

Know all men by these present, that each person whose signature appears below constitutes and appoints Alain Kardos, as agent, with full power of substitution, for his and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/  ALAIN KARDOS                                               January 24, 2007

______________________________
Alain Kardos
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer.